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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
ETS PAYPHONES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        The proposed transaction is valued at $4,500,000 which is the aggregate consideration payable to Registrant in installments under the terms of the asset sale transaction described in this Proxy Statement.

	(4)	Proposed maximum aggregate value of transaction: $4,500,000
	(5)	Total fee paid: $900.00
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:
Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

December    , 2005

Dear Stockholder:

        ETS has faced challenges and uncertainties as a result of competition in the telecommunications industry from other providers, including wireless service companies, other payphone providers and long distance carriers. In addition, the costs associated with being a public company strain our limited financial resources. Despite numerous efforts at cost reduction, we continue to incur financial losses. In view of the foregoing, our Board of Directors has determined that it would be in the best interests of our stockholders to sell substantially all of our assets to Empire Payphones, Inc. pursuant to the terms set forth in greater detail in the Proxy Statement. The sale would be followed by dissolution of the Company in order to permit the final distribution to stockholders of the net proceeds of the sale and other cash on hand. Accordingly, we are seeking approval by our stockholders of the sale and dissolution of the Company.

        We will conduct our Annual Meeting of stockholders on                , 2006 at             a.m./p.m. at the Wyndham Hotel, 700 North King Street, Wilmington, Delaware. During 2004, the Company attempted to hold an annual meeting. As a result of insufficient stockholder participation, either by returning proxy cards or attending in person, we were unable to obtain the required quorum and no matters were voted upon at the meeting. It is, therefore, very important that you participate at this meeting either by mailing the enclosed card or attending the meeting in Delaware in person. The meeting will be held for the following purposes:

  1.
  to consider and vote on approval of the sale of substantially all of our assets to Empire Payphones, Inc. ("Empire") pursuant to that certain Asset Sale Agreement, dated as of November 1, 2005 (the "Asset Sale Agreement");

  2.
  to consider and vote on a proposal to approve our dissolution and the winding down of our operations following the sale of substantially all of our assets to Empire;

  3.
  to consider and vote on a proposal to amend our Certificate of Incorporation to change our corporate name to "Payphone Wind Down Corporation" effective upon the consummation of the transactions contemplated by the Asset Sale Agreement because Empire is purchasing the name "ETS Payphones" as a part of the transaction;

  4.
  to elect five (5) directors to our Board; and

  5.
  to consider and act upon such other business as may properly come before the meeting.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this notice. The Board has fixed the close of business on            ,                              , 2005 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

        Attached you will find a notice of meeting and Proxy Statement containing further information about these items and the meeting. Also enclosed is a proxy card for you to return your vote and a return envelope for your proxy card.

        Your vote is very important. As a result of not receiving enough votes in the past, the Company has had to spend money trying to obtain the required participation by the stockholders and also has been unable to obtain stockholder votes on a number of matters for which stockholder votes are required. Whether or not you plan to attend the Annual Meeting, we hope that you will vote as soon as possible. You may vote by telephone (1-866-594-5302) or by completing and mailing the enclosed proxy card. Voting will ensure your representation at the meeting if you do not attend in person and will also help reduce expenses by helping ensure that a quorum is present. The enclosed materials describe the different voting procedures.

        In the meantime, please visit our website at www.etspayphones.com, Investor Relations, to review updates on the Litigation Trust, Edwards Conviction and Securities and Exchange Commission filings. Also, you may call our Investor hotline at 1-888-819-0046 extension 5017, or Investor Relations at 770-819-1610 extension 1366 if you have any questions.

Thank you for your support of ETS.

Sincerely,

Guy A. Longobardo

Chairman and Chief Executive Officer

ETS PAYPHONES, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD                    , 2006

TO THE OWNERS OF COMMON STOCK OF ETS PAYPHONES, INC.

        As a stockholder of ETS PAYPHONES, INC., a Delaware corporation, you are cordially invited to be present, either in person or by proxy, at our Annual Meeting of Stockholders to be held at the Wyndham Hotel, 700 North King Street, Wilmington, Delaware on                , 2006 at    :00 a.m./p.m., local time, for the following purposes:

  1.
  to consider and vote on approval of the sale of substantially all of our assets to Empire Payphones, Inc. ("Empire") pursuant to an Asset Sale Agreement, dated as of November 1, 2005 (the "Asset Sale Agreement");

  2.
  to consider and vote on a proposal to approve our dissolution and the winding down of our operations following the sale of substantially all of our assets to Empire;

  3.
  to consider and vote on a proposal to amend our Certificate of Incorporation to change our corporate name to "Payphone Wind Down Corporation" effective upon the consummation of the transactions contemplated by the Asset Sale Agreement because Empire is purchasing the name "ETS Payphones" as part of the transaction;

  4.
  to elect five (5) directors to our Board; and

  5.
  to consider and act upon such other business as may properly come before the meeting.

        The Board has fixed            ,                , 2005 (the "Record Date"), as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Holders of record of shares of our common stock at the close of business on the Record Date will be entitled to one vote for each share held.

        Your attention is directed to the attached Proxy Statement. We encourage your participation by mailing the enclosed proxy card or attending the meeting in person.

BY ORDER OF THE BOARD OF DIRECTORS,

GUY A. LONGOBARDO
CHAIRMAN AND CEO
Lithia Springs, Georgia

December    , 2005

SUMMARY TERM SHEET

        You are being asked to approve a proposed sale of substantially all of our assets, to approve a winding down of our operations and dissolution following the sale, to approve a change in our name if the sale is consummated and to elect 5 directors to our Board. For your convenience, we have set forth below a summary of certain information relating to the asset sale that is contained under Proposal 1 and of the dissolution and the winding down of our operations that is contained under Proposal 2. This summary does not contain all of the information that you may consider to be important in determining how to vote on the proposed asset sale or the proposed dissolution and winding down of our operations. You should carefully read the entire Proxy Statement and the other documents to which we refer. These will give you a more detailed description of the proposed asset sale and the proposed winding down of our operations following the sale. Each item in this summary refers to the pages where that subject is discussed in greater detail elsewhere in the accompanying Proxy Statement.

SUMMARY OF SALE OF SUBSTANTIALLY ALL OF OUR ASSETS (PROPOSAL 1)

General (page 4)

        On October 31, 2005, our Board unanimously approved a sale of substantially all of our assets pursuant to an Asset Sale Agreement (the "Asset Sale Agreement"), subject to stockholder approval, between our company and Empire Payphones, Inc. ("Empire"). The Asset Sale Agreement, dated as of November 1, 2005, is attached hereto as Appendix A and is incorporated herein by reference. We urge you to read the Asset Sale Agreement in its entirety.

The Companies (page 4)

        ETS.    We are engaged in the business of owning, installing, operating and servicing public payphones primarily in the Eastern and Southern United States. Our principal executive offices are located at 1490 Westfork Drive, Suite G, Lithia Springs, GA 30122, and the telephone number of our principal executive offices is (770) 819-1600.

        Empire.    Empire is an independent payphone operator and service provider that owns, places, maintains, services and collects public payphones primarily in the Eastern United States. Empire's principal executive offices are located at 44 Wall Street, 6th Floor, New York, NY 10005, and the phone number at their principal executive offices is (212) 607-2000.

Background of the Sale (page 5)

        We have faced challenges and uncertainties since emerging from our chapter 11 bankruptcy case, which were predicted at that time. As a result of competition in the telecommunications industry from other providers, including wireless service companies, other payphone providers and long distance carriers it is difficult for our company, with no access to financing or excess liquidity for capital improvements or investments in business development, to compete. In addition, the costs associated with being a public company strain our limited financial resources. Despite numerous efforts at cost reduction, we continue to incur financial losses. Recently, we were approached by Empire, a party to whom we have sold assets in the past, with an offer to purchase substantially all of our assets. Empire also agreed to provide management services and fund operational losses pending consummation of the sale, pursuant to a Management Services Agreement, dated as of November 1, 2005 between ETS and Empire (the "Management Services Agreement"). The Management Services Agreement is attached hereto as Appendix B and is incorporated herein by reference. We encourage you to read the Management Services Agreement in its entirety. During the term of the Management Services Agreement, Empire will utilize our employees, provide financial stability and insure continuity of services and our operations.

i

        If we do not complete the sale to Empire there is a substantial doubt that we will be able to continue as a going concern. In addition, if we encounter significant delays or obstacles in obtaining approval of the sale, stockholders may not receive any distributions after the sale and resulting wind down of our company. The costs and expenses associated with such delays could substantially diminish any remaining cash or sale proceeds available for distribution. If the Sale is not approved, we would likely consider other liquidation alternatives, including filing for bankruptcy protection under chapter 7 of Title 11 of the United States Code.

Description of the Sale (page 7)

        Assets Transferred and Liabilities Assumed (page 7).    Pursuant to the Asset Sale Agreement, we have agreed to sell substantially all of our assets used in the conduct of our business (the "Sale"). Empire has agreed to assume certain specified liabilities pertaining to our business and the assets to be sold.

        Purchase Price (page 7).    Under the Asset Sale Agreement, the purchase price for the assets being sold aggregates $4.5 million and will be paid in installments, some prior to the consummation of the transactions, as follows:

  •
  $250,000 in cash on November 1, 2005

  •
  payment of certain commissions owed by us under assigned site location contracts not to exceed $2.4 million in the aggregate

  •
  $1.85 million in cash payable in monthly installments of $132,143 commencing December 1, 2005 with any remaining balance being paid at the closing of the transaction.

        Use of Proceeds from the Sale (page 7).    We intend to use the proceeds from the sale to pay our existing liabilities and wind down the Company, with any remaining proceeds to be distributed to stockholders as described in Proposal 2.

Other Material Terms of the Asset Sale Agreement (pages 7-11)

        Representations, warranties, covenants and conditions (pages 7-9).    In the Asset Sale Agreement, each party makes certain customary representations and warranties. The Asset Sale Agreement also contains certain covenants and agreements by us including that we conduct a stockholder meeting within 90 days after we file a definitive proxy statement with the SEC. In addition, the Asset Sale Agreement contains certain closing conditions to the asset sale, including the condition that we shall have received stockholder approval of the asset sale or such other action which satisfies requirements under applicable law for stockholder approval.

        The representations and warranties referred to above and included in the Asset Sale Agreement were made by each of our company and Empire to the other. These representations and warranties were made as of specific dates and may be subject to important qualifications, limitations and supplemental information agreed to by our company and Empire in connection with negotiating the terms of the Asset Sale Agreement. In addition, the representations and warranties may have been included in the Asset Sale Agreement for the purpose of allocating risk between our company and Empire rather than to establish matters as facts. The Asset Sale Agreement is described in, and included as Appendix A hereto, only to provide you with information regarding its terms and conditions, and not to provide any other factual information regarding our company, Empire or their respective businesses. Accordingly, the representations and warranties and other provisions of the Asset Sale Agreement should not be read alone, and you should read the information provided elsewhere in this document for information regarding our company and Empire and their respective businesses.

        No Shop; Competing Proposals (page 9).    The Asset Sale Agreement prohibits us from soliciting or encouraging the submission of competing offers relating to a sale of our assets or equity interests. In addition, we cannot disclose information concerning our business except under limited circumstances. We may terminate the Asset Sale Agreement and accept a superior proposal by another party if such proposal meets certain requirements including that such proposal is on higher and better terms than the transaction contemplated by the Asset Sale Agreement. If we terminate the Asset Sale Agreement as a result of accepting the proposal we must immediately pay Empire a $300,000 break-up fee and return any portion of the purchase price and advances for operational losses we received thus far within five business days. In addition, any unpaid resource fee and management fee earned by Empire or its affiliate, and assumed site commissions paid on our behalf by Empire pursuant to the Management Services Agreement must be paid by us to Empire within five business days pursuant to the Asset Sale Agreement.

        Termination (page 10).    The Asset Sale Agreement may be terminated by either party if:

  •
  the Sale is not consummated or stockholder approval of the Sale is not obtained (or other action which satisfies stockholder approval) by November 1, 2007

  •
  a court order prevents the Sale

  •
  we accept a superior proposal

  •
  the Management Services Agreement is terminated

  •
  the other party materially breaches representations, warranties or agreements under the Asset Sale Agreement.

        Upon any termination we must repay within five business days any portion of the purchase price to Empire that we have received including commissions for site location contracts, advances for operational losses paid by Empire thus far, and any unpaid resource fee and management fee earned under the Management Services Agreement. In addition, if we terminate as a result of accepting a superior proposal from a third party, we must also pay Empire a $300,000 break-up fee.

        Indemnification; Mutual Release (page 11).    In the Asset Sale Agreement each party indemnifies the other party for breaches under the agreement. We also indemnify Empire for any liabilities of ours which Empire does not specifically assume under the Asset Sale Agreement and for stockholder actions against Empire and Empire indemnifies us for liabilities that it specifically assumes in the Asset Sale Agreement. The Asset Sale Agreement also contains a mutual release pursuant to which ETS and Empire release each other for any liabilities or claims against each other prior to November 1, 2005.

        Regulatory Approvals (page 11).    Neither our company nor Empire is required to comply with any federal or state regulatory requirements or obtain approval from any federal or state agency in connection with the Sale.

        Appraisal Rights (page 11).    Our stockholders will not be entitled to appraisal rights in connection with, or as a result of, the Sale.

        Interests of our Directors and Officers in the Sale (pages 11-12).    Certain of our officers have employment agreements with change of control provisions that will be triggered upon the consummation of the Asset Sale Agreement.

        Material Federal Income Tax Consequences of the Sale (pages 12-13).    Until we obtain stockholder approval and are able to ascertain the closing date for the Sale it is difficult to complete our analysis of the tax consequences of the Sale because the nature of certain liabilities is unresolved. However, we do not believe the Sale will result in substantial federal or state corporate income tax liability. If tax authorities disagree with certain determinations relating to our accounting losses and allocation of the purchase price, the Sale may result in federal and/or state taxes that would be owed by us.

        Board's Recommendation, Vote Required (page 13).    The Board has determined that the Asset Sale Agreement is fair and in the best interest of our stockholders. Given the Company's financial condition, the Board concluded that the Sale is the best alternative and if it is not approved, we believe that the Company will not be able to continue as a going concern. The approval of the Sale requires the affirmative vote of the holders of a majority of the shares of our common stock issued and outstanding. The Board recommends that you vote to approve the Sale. Mssrs. Scott and Buck, members of our Board, who own in the aggregate 5,760 shares of common stock intend to vote their shares in favor of approval of the Sale.

SUMMARY OF DISSOLUTION OF THE COMPANY (PROPOSAL 2)

        Provisions of the Dissolution (pages 14-15).    You are being asked to approve our winding down and dissolution of our operations following the sale of substantially all of our assets to Empire. On October 31, 2005, the Board approved the dissolution, subject to stockholder approval and consummation of the Asset Sale Agreement. After consummation of the Asset Sale Agreement and approval of the dissolution, our activities will be limited to collecting proceeds from assets not included in the Sale, paying off creditors, performing requirements under applicable law and distributing any remaining proceeds to stockholders. As part of the dissolution of our company the Board may, at any time delegate the wind down and management of our company to a third party, including possibly a liquidating trust, to complete the liquidation of our remaining assets and distribute the proceeds from the sale of our assets and other cash to our stockholders. In addition, we may pay our officers, directors, employees or agents compensation for services rendered in the dissolution.

        Background and Reasons for Dissolution (page 15).    Despite numerous efforts at cost reduction, we continue to incur financial losses. As a result, we entered into the Asset Sale Agreement and the Management Services Agreement with Empire. If we sell substantially all of our assets to Empire pursuant to the Asset Sale Agreement, it is anticipated that the majority of the employees will resign and accept employment with Empire and all of our operations will cease except for activities relating to winding down and distributing any proceeds to our stockholders. We believe that the dissolution of the our company is the most efficient method of distributing proceeds of the sale to our stockholders. As such, the Board has determined that it is in the best interests of the our stockholders for our company to be dissolved.

        Factors to be Considered by Stockholders in Approving Dissolution (page 15-16).    Many factors should be considered by our stockholders when deciding to approve our dissolution including the following:

  •
  if we encounter significant delays or obstacles in obtaining approval of the sale or the dissolution, stockholders may not receive any distributions after the sale and resulting dissolution

  •
  dissolution and liquidation may not create value to our stockholders or result in any remaining capital for distribution to our stockholders

  •
  we have estimated, based on a number of assumptions, that any distribution after the proposed Sale to Empire to our stockholders will be in the range of $0.27 to $0.31 per share

  •
  estimates are subject to numerous uncertainties beyond our control and also do not reflect any contingent or unmature liabilities that may materialize or mature and actual net proceeds distributed to stockholders in liquidation may be significantly less than the estimated amount discussed in this Proxy Statement

  •
  claims, liabilities and expenses during the winding down of our company will continue to be incurred which will reduce the amount of assets available for distribution.

        Distributions to Stockholders (pages 16-17).    We estimate, based on a number of assumptions, that we will have approximately $1.5 million to distribute to stockholders following the sale to Empire which would result in a distribution to our stockholders of $0.27 to $0.31 per share. The distribution to our stockholders may be reduced by, among other things, any delays encountered in the sale to Empire, additional liabilities we incur, including tax liabilities relating to the same and the dissolution, if any, how much we retain in a reserve for contingent and disputed liabilities and the ultimate settlement amounts of our liabilities. While we have not established a firm timetable, we intend to dissolve our company and make distributions as promptly as practicable and believe a majority of our wind-down activities can be completed within less than a year after the consummation of the sale. We will close our stock transfer books and discontinue recording transfers of our common stock at the close of business on the date we file the Certificate of Dissolution with the Delaware Secretary of State. Any distributions made by us shall be made solely to the stockholders of record at the close of business on the final record date, except as may be necessary to reflect subsequent transfers recorded on our books as a result of assignments by will, intestate succession or operation of law. We cannot assure you of the amount, if any, or timing of any distribution to our stockholders as a result of the Dissolution.

        Regulatory Approvals (page 17).    Neither our company nor Empire is required to comply with any federal or state regulatory requirements or obtain approval from any federal or state agency in connection with the Dissolution.

        Appraisal Rights (page 17).    Our stockholders will not be entitled to appraisal rights in connection with, or as a result of, the Dissolution.

        Material Federal Income Tax Consequences of the Dissolution (pages 18-19).    Until the Dissolution is completed, we will continue to be subject to federal income taxation on our taxable income, if any, such as interest income, gain from the sale of our assets or income from operations. Amounts received by stockholders pursuant to the Dissolution will be treated as full payment in exchange for their shares of our common stock. Stockholders will recognize gain or loss equal to the difference between (1) the sum of the amount of cash distributed to them and the fair market value (at the time of distribution) of property, if any, distributed to them, and (2) their tax basis for their shares of our common stock. A stockholder's tax basis in his or her shares will depend upon various factors, including the stockholder's cost and the amount and nature of any distributions received with respect thereto. We recommend that each stockholder consult its own tax advisor regarding the federal income tax consequences of the dissolution as well as the state, local and foreign tax consequences of the dissolution.

        Vote Required and Board Recommendation (page 19).    The approval of the Dissolution requires the affirmative vote of the holders of a majority of the shares of our common stock issued and outstanding. The Board recommends that you vote for the proposal to approve our dissolution and the winding down of our operations following the sale of substantially all of our assets to Empire. Mssrs. Scott and Buck, members of our Board, who own in the aggregate 5,760 shares of common stock intend to vote their shares in favor of approval of the Dissolution.

v

ETS PAYPHONES, INC.

1490 WESTFORK DRIVE
SUITE G
LITHIA SPRINGS, GEORGIA 30122
(770) 819-1600

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD                            , 2006

        The Annual Meeting of Stockholders of ETS Payphones, Inc., a Delaware corporation, will be held on                    , 2006, at the time and place and for the purposes set forth in the Notice of Annual Meeting of Stockholders accompanying this Proxy Statement. This Proxy Statement is furnished in connection with the solicitation of proxies by our Board in connection with such meeting and any continuation or adjournment thereof. If the Annual Meeting is postponed or adjourned for any reason, at any subsequent reconvening of the Annual Meeting, all proxies (except for those proxies that have been effectively revoked or withdrawn) will be voted in the same manner as such proxies would have been voted at the original convening of the Annual Meeting, notwithstanding that such proxies may have been effectively voted on the same or any other matter at a previous meeting. The Annual Meeting will begin promptly at    :00 a.m./p.m. In order to avoid any disruption for those in attendance, latecomers will not be seated. This Proxy Statement and the enclosed form of proxy are first being sent to the stockholders on or about December 16, 2005.

        The solicitation of proxies pursuant to this Proxy Statement will be primarily by mail. In addition, certain of our directors, officers or other employees may solicit proxies by telephone, telegraph, mail or personal interviews, and arrangements may be made with banks, brokerage firms and others to forward solicitation material to the beneficial owners of shares held by them of record. No additional compensation will be paid to our directors, officers or other employees for such services. We will bear the cost of the solicitation of proxies related to the Annual Meeting. We have hired a proxy solicitation firm, Innisfree M&A Incorporated ("Innisfree"), to assist us in soliciting proxies. We will pay Innisfree a fee of $10,000 plus their expenses, including mailing the proxy, which we estimate will be approximately $20,000.

        Any proxy given pursuant to this solicitation may be revoked by the filing with and receipt by our Secretary of a written revocation or duly-executed proxy bearing a later date and does not preclude the stockholder from voting in person at the Annual Meeting if he or she so desires. The persons named in the form of proxy solicited by our Board will vote all proxies that have been properly executed. If a stockholder specifies on such proxy a choice with respect to the proposal to be acted upon, the proxy will be voted in accordance with such specification. IF NO DIRECTIONS TO THE CONTRARY ARE INDICATED, THE PERSONS NAMED IN THE PROXY WILL VOTE THE SHARES REPRESENTED THEREBY FOR THE PROPOSALS LISTED ON THE PROXY CARD.

VOTING SECURITIES

        Only holders of record of our common stock, par value $.0001 per share ("Common Stock") at the close of business on            ,                 , 2005 (the "Record Date") have the right to receive notice of and to vote at the Annual Meeting. As of the Record Date, 4,987,624 shares of Common Stock were issued and outstanding. Each holder of record of Common Stock is entitled to one vote for each share held with respect to all matters to be voted upon at the Annual Meeting. Voting rights of the Common Stock are noncumulative.

        Presence in person or by proxy of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting will constitute a quorum, permitting the business of the meeting to be conducted. The affirmative vote of the holders of a majority of the shares of Common Stock issued and outstanding will be required to act on Proposals 1, 2, and 3. The affirmative vote of the holders of a plurality of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote will be required to elect directors pursuant to Proposal 4. Shares for which the holder has elected to abstain or has withheld authority to vote on a matter will count toward a quorum; however, an abstention from voting on a matter (other than the election of directors) has the same legal effect as a vote against the matter, even though the stockholder may interpret such action differently.

        In instances where brokers are prohibited from exercising discretionary authority for beneficial holders who have not returned a proxy (so-called "non-votes"), those shares will not be included in the vote totals and, therefore, will also have the same effect as a negative vote. Under our bylaws, such non-votes shall be counted for the purposes of determining the presence or absence of quorum but shall not be counted with respect to any vote on a particular matter in the number of (a) votes cast, (b) votes cast affirmatively, or (c) votes cast negatively.

        The Board does not know of any matters to be considered at the Annual Meeting other than, (i) the approval of the Asset Sale Agreement, (ii) the approval of our dissolution (iii) the approval to the amendment to our Certificate of Incorporation and (iv) the election of five board members.

        If a stockholder has appropriately specified how a proxy is to be voted, it will be voted accordingly. Any stockholder has the power to revoke their proxy at any time before it is voted. A stockholder may revoke a proxy by delivering a written statement to our Corporate Secretary stating that the proxy is revoked, by submitting a subsequent proxy signed by the same person who signed the prior proxy, or by voting in person at the Annual Meeting.

        In the event that sufficient votes in favor of any of the matters to come before the meeting are not received by the date of the Annual Meeting, the persons named as proxies may propose one or more adjournments of the Annual Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of the holders of a majority of the shares of common stock present in person or by proxy at the Annual Meeting. The persons named as proxies will vote in favor of any such proposed adjournment or adjournments. Under Delaware law, stockholders will not have appraisal or similar rights in connection with any proposal set forth in this Proxy Statement.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS

        The following table sets forth certain information with respect to the beneficial ownership of our common stock as of the Record Date for (a) each of the three highest paid persons who are our officers or directors, and (b) all of our directors and officers as a group. We do not have any stockholders who own more than 10% of our common stock. Except as otherwise noted, we believe that the persons or entities in this table have sole voting and investing power with respect to all the shares of our common stock owned by them. Any information appearing below concerning persons other than our officers and directors is to the best of our knowledge based on information obtained from the our transfer agent.

Name and Address of Owner	Amount owned	Percent of Class
Guy A. Longobardo President and CEO 1490 Westfork Drive Suite G Lithia Springs, GA 30122	0	*
Michael H. McClellan Executive Vice President and CFO 1490 Westfork Drive Suite G Lithia Springs, GA 30122	0	*
David C. Jones Vice President Human Resources and Corporate Secretary 1490 Westfork Drive Suite G Lithia Springs, GA 30122	0	*
Jeffrey E. Fennell Vice President Operations 1490 Westfork Drive Suite G Lithia Springs, GA 30122	0	*
All Officers and Directors as a group (7 persons)	5,760	*

*
Less than 1%

PROPOSAL 1

APPROVAL OF SALE OF SUBSTANTIALLY ALL OF THE COMPANY'S ASSETS

        Our Board is proposing that we sell (the "Sale") substantially all of our assets which are used in our payphone business to Empire Payphones, Inc. ("Empire") pursuant to the terms of the Asset Sale Agreement by and between us and Empire and that we present the Sale for approval by our stockholders at the Annual Meeting. The Asset Sale Agreement was approved by our Board, subject to stockholder approval, on October 31, 2005. The Asset Sale Agreement is attached hereto as Appendix A and is incorporated herein by reference. The material terms of the Asset Sale Agreement are summarized below. This is not a complete summary of the Asset Sale Agreement and is subject in all respects to the provisions of, and is qualified by reference to, the Asset Sale Agreement. Stockholders are urged to read the Asset Sale Agreement in its entirety. Our Board recommends a vote FOR the Sale. Mssrs. Scott and Buck, who are members of our Board, have an aggregate of 5,760 shares of our common stock and are voting for the Sale.

        If we do not complete the Sale to Empire there is a substantial doubt that we will be able to continue as a going concern. In addition, if we encounter significant delays or obstacles in obtaining approval of the Sale, stockholders may not receive any distributions after the Sale and resulting wind down of our company.

The Companies

ETS

        We own and operate approximately 13,000 public pay telephones in 29 states concentrated primarily in the Eastern and Southern United States, as well as the District of Columbia and Puerto Rico. We are an independent owner of payphone equipment placed at locations with client site owners that include retail establishments, convenience stores, hotels, hospitals and other publicly and privately owned businesses. These locations are owned or managed by over 5,000 clients that include Fortune 100 companies as well as single store accounts and municipalities. We also provide other telecommunications products to certain clients. Our principal executive offices are located at 1490 Westfork Drive, Suite G, Lithia Springs, GA 30122 and the telephone number of our principal executive offices is (770) 819-1600.

        We contract with site owners to place payphones in their locations and once a contract is signed we install, maintain, manage and collect money from the payphones. Our revenue is generated from coins gathered from the payphones and from funds we receive from other communications service providers, who receive revenue from calls made at our payphones using phone cards, credit cards and other forms of non-coin payment. Substantially all of our payphones accept coins as well as other forms of payment. Our payphones generate coin revenues primarily from local calls.

        We outsource our long-distance and operator service operations to a long-distance carrier and a limited number of operator service providers. When callers do not designate a long-distance company, we route the calls to one with which we have a contract. We also receive revenue from calls made when the caller uses a "1-800" or other toll-free number to access a provider with which we have not contracted directly. This "dial-around" revenue is provided to us as a result of Federal Communications Commission order.

        Our expenses consist primarily of site commissions, line service fees, payphone maintenance and equipment, and general labor costs. In most instances the site contracts entitle the site owner to a commission for each payphone installed on their properties, typically in accordance with a formula based primarily upon a percentage of the payphones' revenue. We pay monthly line and/or usage charges to local exchange carriers and competitive local exchange carriers to provide service to our payphones.

Empire

        Empire is a privately owned independent service payphone provider that places, maintains, services, operates and collects from public payphones primarily in the Eastern United States. Empire is an owner of payphone equipment placed at locations with client site owners that include retail establishments, convenience stores, hotels, hospitals and other publicly and privately owned businesses. Empire contracts with site owners to place payphones in their locations and once a contract is signed Empire installs, maintains, manages and collects money from the payphones. Empire's revenue is generated from coins gathered from the payphones and from funds it receives from other communications service providers, who receive revenue from calls made at Empire's payphones using phone cards, credit cards and other forms of non-coin payment. Empire's principal executive offices are located at 44 Wall Street, 6th Floor, New York, NY 10005 and the phone number at their principal executive offices is (212) 607-2000.

Background of the Sale

        Reasons for the Sale.    Following our emergence from bankruptcy in 2002, we have faced a number of challenges and uncertainties as a result of competition in the telecommunications industry from other providers, including wireless service companies, other payphone providers and long distance carriers. We have attempted expense reduction efforts in the areas of phone line costs, overhead, and the removal of unprofitable payphones but despite these efforts to reduce costs, as well as efforts to increase revenues, we continue to incur financial losses. These challenges continued to present obstacles for our business. In addition, the costs associated with being a public company have strained our limited financial resources.

        The Board believes the proposed sale to Empire represents a favorable valuation of our assets and may provide a return to stockholders. Unlike other expressions of interest and offers received, the proposed transaction will allow us to continue to provide for an orderly wind down of the Company, and pay all liabilities and fund a distribution to stockholders. In addition, it will permit us to provide service to customers, thereby maximizing the value of the Company, while maintaining financial stability pending approval of the transaction by the stockholders. If we do not complete the Sale to Empire there is a substantial doubt that we will be able to continue as a going concern. In addition, if we encounter significant delays or obstacles in obtaining approval of the sale, the expenses associated with delay will erode any available proceeds or other cash available for distribution to stockholders.

        Background of Sale Negotiations.    In September 2002, Metropolitan Payphones Corporation, an affiliate of Empire, purchased approximately 3,344 payphones and related equipment from us as part of our bankruptcy proceeding. On June 30, 2005, we sold our Northeast operations, consisting of approximately 2,650 payphones and related equipment, to Empire. Shortly after closing the sale of the Northeast operations, Empire approached us about purchasing substantially all of our remaining assets. Empire also agreed to provide management services and fund any operational losses pending a consummation of the transactions described below, pursuant to a management services agreement. Empire offered to utilize our employees, provide financial stability and insure continuity of services and our operations while stockholder approval of the proposed sale transaction was obtained.

        In late summer of 2005, we also received expressions of interest from two other entities. At the August 5, 2005 meeting of the Board, the Board was informed of the interest expressed by the prospective purchasers. The Board discussed the advisability of a sale in light of the financial difficulties we continued to face and the ability of the potential purchasers to consummate a transaction. Because of the costs associated with hiring a financial advisory firm to assist with the sale, including advances for expenses, the fact that we had independently obtained expressions of interest, and the Board had experience selling payphone assets, the Board decided not to hire a financial advisory firm. The Board authorized the management team to proceed with negotiations with Empire and one other potential purchaser believed to be seriously interested and financially capable of closing a transaction. Empire and the other potential purchaser executed confidentiality agreements and began due diligence on our company.

        Our management team had lengthy discussions with both parties about the respective purchase prices offered as well as desired structure of a potential transaction, the need to move quickly in light of the deteriorating financial condition of our company and delays that would be encountered prior to any closing because of the need to obtain stockholder approval. Empire verbally outlined its offer in discussions with the management team, which offer included Empire providing its resources and expertise and funding any operational losses to address our concerns regarding financial stability while the stockholder approval process was pursued. The other potential purchaser submitted a letter of intent in September 2005. Not only was the purchase price in the letter of intent less than the offer outlined by Empire but the consideration to be paid was stock in the acquiring company and contained no cash component. Empire submitted a term sheet which contained a cash purchase price, assumption of certain liabilities and a management agreement. In late September, a third party expressed interest in a proposed transaction and executed a confidentiality agreement to obtain due diligence materials. This prospective purchaser outlined the purchase price and structure of a potential offer it was considering making, but it was significantly less than the other offers received. At the September 23, 2005 Board meeting the three potential offers were discussed. The Board decided the Empire offer was superior and would provide for payment of liabilities, fund a distribution to stockholders, and permit an orderly wind down of the Company. The Board approved negotiating definitive agreements with Empire.

        After protracted arms-length negotiations, our company and Empire agreed to the terms of the Asset Sale Agreement and the Management Services Agreement which included, among other things, provisions for Empire to provide its expertise and management services to us and fund any of our operational losses during the stockholder approval process, a security interest in favor of Empire to secure repayment of certain amounts advanced to us and payment of the management fee, a cash purchase price, assumption of certain liabilities, indemnification provisions, a no-shop clause, break-up fee, non-compete provisions and releases.

        At the Board of Directors meeting on October 31, 2005, the Board reviewed and discussed at length the transaction documents with Empire. In addition, the history of the our previous efforts to locate other potential purchasers, offers received and the need for the Sale in light of the continued difficulties and financial losses of our company were discussed. The Board discussed the advantages of the structure of the transaction with Empire including the use of certain payments made toward the purchase price prior to the closing to fund the costs of stockholder approval, among other things, and the Management Services Agreement which provided the financial stability, continued use of our employees and provision of services to customers while Empire also funded any operational losses. Empire's requirement that it obtain a security interest in the assets of the Company to insure repayment of these advances in the event of a termination of the arrangement, the amount of the management fee and resource fee, paid to an affiliate, were also discussed by the Board, and the Board concluded that these obligations were outweighed by the overall advantages of the transaction and benefit to stockholders upon consummation of the transaction. The Board voted unanimously to approve the transaction with Empire and to recommend that the stockholders approve the transaction.

        The Asset Sale Agreement, Management Services Agreement and related transaction agreements were finalized by the Company and dated November 1, 2005. The Company made the public announcement about the sale transaction with Empire in our Form 8-K filed on November 7, 2005. The Management Services Agreement is attached hereto as Appendix B and is incorporated herein by reference. Stockholders are urged to read the Management Services Agreement in its entirety.

Description of the Sale

        Assets Transferred and Liabilities Assumed.    On November 1, 2005, we entered into the Asset Sale Agreement with Empire, to sell substantially all of the assets used in the conduct of our business (the "ETS Assets") to Empire, including but not limited to payphones and related equipment, miscellaneous equipment, furniture, fixtures, general supplies, computers, software, promotional materials, customer lists, tools and spare parts inventory used in the operation of the business, contracts related to the Sale Assets, all of our interest in and to certain pay telephone numbers, trade names, trademarks and other intellectual property.

        Empire has also agreed to assume certain specified liabilities associated with our business, included but not limited to, (1) all liabilities arising from or related to the transferred assets on or after November 1, 2005, (2) expenses and shortfall advances pursuant to the Management Services Agreement, (3) liabilities under non-site location contracts assigned accruing on or after November 1, 2005, and (4) certain obligations to pay commissions under site location contracts assigned under the Asset Sale Agreement that accrued on or before November 1, 2005 not to exceed $2,400,000 (the "Assumed Commissions").

        Purchase Price.    The purchase price (the "Purchase Price") for the ETS Assets aggregates $4,500,000 and is the sum of: (1) $250,000 in immediately available funds (the "Initial Payment"), (2) the Assumed Commissions and (3) $1,850,000 in installments of $132,143 per month (commencing on December 1, 2005) with the balance due on the earlier of the closing date of the Asset Sale Agreement or December 31, 2006 (the "Installment Payments"). Empire is entitled to a purchase price adjustment in the event certain of the material contracts listed in the Asset Sale Agreement are terminated prior to December 31, 2006. All payments made by Empire to us (other than the Initial Payment and the first two Installment Payments) between February 1, 2006 and the closing date of the Sale shall be deposited into an escrow account. We are entitled to use the Initial Payment and the first two Installment Payments from time to time to pay corporate overhead items or fund expenses required to consummate the transactions contemplated by the Asset Sale Agreement. From February 1, 2006 through the closing date of the Asset Sale Agreement, we shall also be entitled to use 50% of the funds in the escrow account on a monthly basis and more than 50% of the funds in the escrow account with the consent of Empire. All funds remaining in the escrow account at closing shall be released to us.

Use of Proceeds from the Sale

        We intend to use the proceeds of the Sale to pay our existing liabilities, establish a contingency reserve for contingent and disputed liabilities and to distribute any remaining cash to our stockholders in connection with our dissolution, if approved by our stockholders, as discussed below under Proposal 2.

Other Material Terms of the Asset Sale Agreement

        Representations and Warranties.    The Asset Sale Agreement contains customary representations and warranties from us to Empire relating to, among other things:

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  Due organization, good standing and corporate authority to enter into the Asset Sale Agreement;

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  No violations, permits and compliance with applicable law;

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  Accuracy of the financial information provided to Empire;

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  No litigation;

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  No default under any of the contracts being assigned to Empire pursuant to the Asset Sale Agreement;

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  The equipment being conveyed to Empire pursuant to the Asset Sale Agreement being in good working order;

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  Good, marketable and indefeasible title to all of the assets being assigned to Empire pursuant to the Asset Sale Agreement free and clear of all liens, claims and encumbrances, other than permitted liens;

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  All of our tax returns having been filed and our having made adequate reserves to pay any amounts owed for any outstanding taxes;

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  To our knowledge, no representation or warranty that has been made to Empire in the Asset Sale Agreement contains any untrue statement of material facts or omits a material fact necessary in order to not make the statement contained therein not misleading; and

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  Not engaging a broker to assist in the Sale.

        The Asset Sale Agreement contains customary representations and warranties from Empire to us relating to, among other things:

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  Due organization, good standing and corporate authority to enter into the Asset Sale Agreement;

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  Compliance by Empire with the Asset Purchase Agreement will not result in a conflict of its charter, bylaws, any loan instrument or material statute, law or ruling;

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  Empire obtaining all material consents necessary with regard to the Sale;

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  Empire not engaging a broker to assist in the Sale;

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  No legal proceedings affecting the transaction contemplated by the Asset Sale Agreement; and

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  Empire having the financial ability to fulfill all of its obligations under the Asset Sale Agreement.

        All representations, warranties and covenants under the Asset Sale Agreement survive for two years. However, the obligations of Empire to pay to us the coin amount in the phones collected by Empire on our behalf will survive until satisfied.

        The representations and warranties described above and included in the Asset Sale Agreement were made by each of our company and Empire to the other. These representations and warranties were made as of specific dates and may be subject to important qualifications, limitations and supplemental information agreed to by our company and Empire in connection with negotiating the terms of the Asset Sale Agreement. In addition, the representations and warranties may have been included in the Asset Sale Agreement for the purpose of allocating risk between our company and Empire rather than to establish matters as facts. The Asset Sale Agreement is described in, and included as Appendix A hereto, only to provide you with information regarding its terms and conditions, and not to provide any other factual information regarding our company, Empire or their respective businesses. Accordingly, the representations and warranties and other provisions of the Asset Sale Agreement should not be read alone, and you should read the information provided elsewhere in this document for information regarding our company and Empire and their respective businesses.

        Conditions to the Closing.    The closing is scheduled to occur on such date as the conditions set forth below to the closing are satisfied or waived. The obligation of Empire to purchase our assets is subject to the satisfaction or waiver of the following conditions:

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  All of the representations, warranties and covenants we made in the Asset Sale Agreement shall be true and correct on the closing date;

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  No suit, action or investigation or any governmental authority shall have been instituted or threatened against us on the closing date;

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  No effective injunction, writ or restraining order imposing any material conditions on the consummation of the transactions contemplated by the Asset Sale Agreement which Empire deems unacceptable shall exist as of the closing date;

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  We shall have received all of the necessary approvals to give effect to the transactions contemplated by the Asset Sale Agreement; and

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  We shall have received stockholder approval for the Sale or such other action which satisfies requirements under applicable law for stockholder approval.

        Our obligation to sell the assets to Empire is subject to the satisfaction prior to the closing of the following conditions:

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  All representations, warranties and covenants of Empire made in the Asset Sale Agreement shall be true and correct on the closing date;

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  No suit, action or investigation or any governmental authority shall have been instituted or threatened against Empire on the closing date;

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  No effective injunction, writ or restraining order imposing any material conditions on the consummation of the transactions contemplated by the Asset Sale Agreement which Empire deems unacceptable shall exist as of the closing date; and

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  We shall have received stockholder approval for the Sale or such other action which satisfies requirements under applicable law for stockholder approval.

        Covenants.    The Asset Sale Agreement contains covenants customarily included in transactions of a similar nature. Between November 1, 2005 and the closing of the transactions contemplated by the Asset Sale Agreement, we are obligated, among other things, to:

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  Provide Empire reasonable access to all of our books and records maintained in our offices;

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  Preserve the assets being sold pursuant to the Asset Sale Agreement and not dispose and maintain the assets in good operating condition and maintain all assigned contracts in full force and effect in the ordinary course of business; and

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  Conduct a stockholder meeting to approve the Sale within 90 days from the date after which we file a definitive proxy statement with the SEC.

        No Shop; Competing Proposals.    Upon entering into the Asset Sale Agreement, we were required to immediately cease any discussions or negotiations with, or soliciting offers from any parties other than Empire relating to a sale of our assets. Between November 1, 2005 and the closing date we may not directly or indirectly encourage the submissions of proposals or offers from any person relating to any merger, acquisition or purchase of all or a portion of our assets or business or any of our equity interests or any business combination.

        In addition, until the closing date we may not disclose directly or indirectly to any person information concerning our business or books or records except:

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  in the ordinary course with the written consent of Empire;

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  as required by law; and

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  in connection with an unsolicited bona fide competing proposal if:

  (1)
  the Board determines with the advice of advisors that it is necessary to furnish such information to comply with its fiduciary duties, and

  (2)
  the person making the competing proposal enters into a confidentiality agreement with terms no more favorable to such person than the terms of our confidentiality agreement with Empire.

        Under the Asset Sale Agreement, if we receive a "superior proposal" and our Board determines with the advice of advisors that failure to recommend the superior proposal would constitute a breach of fiduciary duty, we may withdraw the recommendation that our stockholders vote for the proposal. A superior proposal is defined under the Asset Sale Agreement as a competing proposal (i) with no material contingencies except for the right to terminate in the event of a material adverse change in our business, (ii) with evidence that the person making the proposal has sufficient cash or unconditional financing commitment to complete the transaction and (iii) on higher and better terms than contemplated by the Asset Sale Agreement. As of the date hereof, we have not received a superior proposal.

        We may terminate the Asset Sale Agreement to enter into an agreement relating to a superior proposal, provided that as a condition precedent to such termination, Empire is entitled to a break-up fee of $300,000, a refund of any portions of the purchase price already paid and repayment of any shortfall advances made during the term of the Management Services Agreement. Under the Asset Sale Agreement, we may not accept any superior proposal unless we have, or are provided, sufficient cash resources to immediately satisfy our payment obligations to Empire upon termination of the Asset Sale Agreement and pay the break-up fee.

        Termination.    The Asset Sale Agreement may be terminated as follows:

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  By mutual consent of the parties;

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  By either party if:

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  the closing is not consummated by November 1, 2007,

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  if we fail to receive stockholder approval (or such other action which satisfies requirements of stockholder approval under applicable law) for the Sale by November 1, 2007,

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  if a court of competent jurisdiction issues a non-appealable order directing that the transactions contemplated by the Asset Sale Agreement not occur,

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  if we enter into an agreement relating to a superior proposal, or

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  if the Management Agreement with Empire is terminated in accordance with its terms;

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  By Empire if we breach or fail to perform in any material respect any of our representations, warranties, covenants or other agreement contained in the Asset Sale Agreement; or

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  By us if Empire breaches or fails to perform in any material respect any of its representations, warranties, covenants or other agreement contained in the Asset Sale Agreement.

        In the event of a termination of the Asset Sale Agreement, within five business days of the termination we must repay the Initial Payment, the Assumed Commissions, the Installment Payments

and the shortfall advances made by Empire under the Management Services Agreement. In addition, in the event we terminate the Asset Sale Agreement due to our entering into a superior proposal, we will be obligated to also pay Empire a $300,000 break-up fee.

        Indemnification.    Under the Asset Sale Agreement, for two years following the closing, ETS and Empire have agreed to mutually indemnify and hold harmless each other for any damages (including reasonable attorneys' fees and expenses) suffered by the other party as a result of any breach of a representation, warranty or covenant made by the other party. We also agree to indemnify and hold harmless Empire for any liability or obligations that it may have which is not specifically assumed by Empire pursuant to the Asset Sale Agreement and for any liability resulting from claims of stockholders against Empire or its affiliates. In addition, Empire agrees to indemnify and hold us harmless against any liability or obligation we may have that is specifically being assumed by Empire pursuant to the Asset Sale Agreement. Neither party may bring a claim for indemnification against the other until the aggregate amount of such damages exceeds $10,000.

        Mutual Release.    Under the Asset Sale Agreement, ETS and Empire have agreed to release each other from all existing actions, claims, demands, causes of action, obligations, damages, liabilities, expenses and controversies of any nature whatsoever, whether known or not known, which they have had or may have against the other from the beginning of time up to but not including November 1, 2005.

        Security Interest; Note.    In consideration of Empire's advancing funds necessary to cover our operational losses pending stockholder consideration of the Asset Sale Agreement, Empire's paying a portion of the purchase price in advance of the consummation of the Sale and accrual of the management fee to Empire under the Management Services Agreement, we executed a security agreement and promissory note on November 1, 2005 providing Empire with a lien on our assets to secure our obligations to pay Empire these advances, the management fee and (in the event of a termination of the Asset Sale Agreement or acceptance of a superior proposal) to repay the foregoing advances.

Regulatory Approvals

        Neither our company nor Empire is required to comply with any federal or state regulatory requirements or obtain approval from any federal or state agency in connection with the Sale.

Appraisal Rights

        Our stockholders will not be entitled to appraisal rights in connection with, or as a result of, the Sale.

Interests of Our Directors and Officers in the Sale

        The employment agreements of Guy Longobardo, our President, Chief Executive Officer and Chairman of the Board of Directors, Michael McClellan, our Executive Vice President, Chief Financial Officer and Director, Jeffrey Fennell, our Senior Vice President and Chief Operating Officer, and David Jones, our Vice President of Human Resources and Secretary, each contain "change of control" provisions that provide, in part, for a cash payment and continuation of medical insurance for such officer who terminates his employment within 30 days of a change of control. The Sale constitutes a change of control under the agreements. If the employment of any of the officers is terminated for any reason within 30 days following the Sale they will be entitled to receive a change of control payment and continued medical insurance. In such an event, (i) Guy Longobardo would receive a payment of $180,000 and medical insurance for 9 months, (ii) Michael McClellan would receive a payment of $165,000 and medical insurance for 12 months, (iii) Jeffery Fennell would receive a payment of

$134,500 and medical insurance for 12 months and (iv) David Jones would receive a payment of $60,000 and medical insurance for 12 months. Each officer that continues employment with Empire after the Sale will agree to waive any right such officer may have to such change of control payments.

Management Services Agreement

        In order to provide for the funding of operational losses of our payphone business pending stockholder consideration of the Asset Sale Agreement, we entered into the Management Services Agreement. The Management Services Agreement provides that pending the consummation of the Asset Sale Agreement, subject to various conditions set forth in the Management Services Agreement, Empire will provide management services and fund operational losses of our payphone business subject in all events to the oversight of the Board.

        The management services to be performed by Empire will include the installation, collection, maintenance, repair, removal, relocation and related services for the pay telephones; the accounting, billing, collection of all revenue and remittance of all payments and obligations; and support and management of our employees, record keeping, making payroll and provision of administrative services in conjunction therewith. During the term of the Management Services Agreement, Empire shall be the exclusive provider of the services. In consideration for its management services and the use by us of Empire's affiliates' resources, Empire shall be entitled to receive a management fee and resource fee.

        This brief description of the Management Services Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the Management Services Agreement, which is annexed hereto as Appendix B. The Management Services Agreement was approved by the Board and does not require stockholder approval.

Material Federal Income Tax Consequences of the Sale

        The following discussion summarizes the material United States federal income tax consequences to us of the Sale.

        Please see Proposal 2 for a discussion of the federal income tax consequences to stockholders for the distribution of proceeds of the Sale to our stockholders and the dissolution of our company.

        The following discussion is based on the Internal Revenue Code of 1986, as amended, applicable Treasury Regulations, judicial authority and administrative rulings and practice, all as of the date hereof. The Internal Revenue Service could adopt a position contrary to that presented in the following discussion. In addition, future legislative, judicial or administrative changes or interpretations could adversely affect the accuracy of the statements and conclusions set forth herein. Any such changes or interpretations could be applied retroactively and could affect the tax consequences of the proposed asset sale to us.

        As a result of the Sale, we will sell substantially all of our operating assets to Empire in exchange for approximately $4.5 million (subject to a purchase price adjustment). This amount, plus the amount of liabilities treated as assumed for tax purposes by Empire, will be allocated among all of our assets that are sold to Empire. We will recognize gain or loss on each of the assets sold in an amount equal to the difference between the sales price allocated to that asset and our tax basis in such asset.

        In connection with our bankruptcy in 2002, certain of our historic tax attributes which relate to the period prior to the effective date of our bankruptcy are subject to the limitations imposed by Section 382 of the Internal Revenue Code and are unavailable to offset taxable gain triggered by the Sale. We do not believe the Sale will result in substantial federal or state corporate income tax liability (including any alternative minimum tax liability) because we anticipate that most of the taxable gain recognized as a result of the Sale will be offset by our operating losses, including operating losses from prior years which were incurred following the effective date of our bankruptcy. However, tax authorities may disagree with our determination of our available operating losses or our allocation of the purchase price among the assets sold, or our operating losses could be less than anticipated, which may result in significant income tax liability as a result of the Sale. Until we obtain stockholder approval and are able to ascertain the closing date for the sale, it is difficult to complete our analysis of the tax consequences because the nature of certain liabilities is unresolved.

Reasons for the Board's Recommendations

        Following our emergence from bankruptcy in 2002, we have faced a number of challenges and uncertainties as a result of competition in the telecommunications industry from other providers, including wireless service companies, other payphone providers and long distance carriers. We have attempted expense reduction efforts in the areas of phone line costs, overhead, and the removal of unprofitable payphones but despite these efforts to reduce costs, as well as efforts to increase revenues, we continue to incur financial losses. These challenges continued to present obstacles for our business. In addition, the costs associated with being a public company have strained our limited financial resources.

        The Board has determined that it is fair and in the best interests of the stockholders to approve the sale of substantially all of our assets pursuant to the Asset Sale Agreement. If our stockholders do not approve the Asset Sale Agreement we will continue to face challenges and uncertainties in our business. If the sale of substantially all of our assets pursuant to the Asset Sale Agreement is not approved there is substantial doubt that we will be able to continue as a going concern. If the Sale is not approved, we would likely consider other liquidation alternatives, including filing for bankruptcy protection under chapter 7 of Title 11 of the United States Code. In such case, there would be little likelihood of any distribution to stockholders.

Vote Required and Board Recommendation

        The approval of the Sale requires the affirmative vote of the holders of a majority of the shares of our common stock issued and outstanding. It is intended that shares represented by the enclosed form of proxy will be voted in favor of this proposal unless otherwise specified in such proxy.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL TO SELL SUBSTANTIALLY ALL OF OUR ASSETS PURSUANT TO THE ASSET SALE AGREEMENT.

PROPOSAL 2

DISSOLUTION OF THE COMPANY

Provisions of the Dissolution

        Our Board is seeking approval by the stockholders for the dissolution of the Company to be completed after the consummation of the Sale (the "Dissolution"). On October 31, 2005, the Board approved the Dissolution, subject to stockholder approval and consummation of the Sale. During the Dissolution, our activities will be limited to (i) collecting any remaining assets or payments excluded in the Sale, (ii) selling, transferring, disposing of, or abandoning any remaining assets (iii) resolving any potential liabilities, (iv) paying creditors, (v) establishing a contingency reserve for payment of our expenses and liabilities, (vi) preparing to make final distributions to our stockholders, (vii) complying with the Securities and Exchange Commission reporting requirements, (viii) filing a Certificate of Dissolution with the Secretary of State of the State of Delaware, or such other certificates or documents necessary to implement the Dissolution, (ix) completing tax filings, and (x) taking and doing such other acts necessary, appropriate or desirable to implement the Dissolution contemplated hereby, each and all in the Board's sole discretion, or as required by applicable law, and without further stockholder approvals.

        Delaware law provides that, following the Dissolution, the Board may take such actions, as it deems necessary in furtherance of winding down the operations and affairs of our company. Without limiting the flexibility of the Board, as part of the Dissolution the Board may, in its sole discretion, instruct the officers or any third party to (i) make reasonable provisions to pay all claims and obligations of the Company, (ii) transfer remaining assets to a liquidating trust, (iii) collect, sell, exchange or otherwise dispose of all of the Company's property and assets remaining after the Sale upon such terms and conditions as the Board or liquidating agent, each in its absolute discretion, deems expedient and in the best interest of the stockholders without obtaining appraisals or third party opinions as to the value of such assets, and (iv) make final distributions on a pro rata basis to the stockholders.

        After closing the Asset Sale Agreement, assuming a May 1, 2006 closing date, we estimate that we will have approximately $2,061,000 cash and cash equivalents, an estimated $615,000 of which is to be paid to, or collected by, us over a period eight (8) months thereafter. Our total liabilities and anticipated expenses associated with completing the wind down and dissolution after May 1, 2006, will be approximately $566,000, including a contingency reserve of an estimated $90,000. In addition to satisfying liabilities on the balance sheet, we have and will continue to use cash in the next several months for a number of items, including, but not limited to, ongoing operating expenses, expenses of the Sale and stockholder approval, and professional, legal and accounting fees. We will establish a contingency reserve based on the estimate and opinions of management and the Board derived from a review of estimated operating expenses, future liabilities, reserves for litigation and consultation with our professionals. There can be no assurance that the contingency reserve will in fact be sufficient. Subsequent to the establishment of the contingency reserve, and after the liabilities, expenses and obligations for which the contingency reserve is established have been satisfied in full, it is likely that the remaining funds in the contingency reserve will be insignificant and not sufficient to satisfy the costs associated with making a second distribution to stockholders. We will donate the remaining funds, if any, to charity.

        As part of the Dissolution, the Board may, at any time, turn the wind down and management of the Company over to a third party to complete the liquidation of our remaining assets and distribute the proceeds from the sale of assets and other cash to our stockholders. This third-party management may even take the form of a liquidating trust, which, if adopted by the Board, would succeed to all of our assets, liabilities and obligations. Our Board may appoint one or more of its members, one or more of our officers or a third party to act as the trustee.

        During the liquidation of any remaining assets and winding down of the operations, we may pay our officers, directors, employees or agents compensation in money or other property, as severance or bonus for services rendered in connection with the implementation of the Dissolution.

Background and Reasons for Dissolution

        We entered into the Asset Sale Agreement on November 1, 2005, to sell substantially all of our operating assets to Empire. In addition we also entered into a Management Services Agreement effective November 1, 2005, with Empire in which Empire has been providing management services and funding any operational losses of our company pending consummation of the Sale. We have faced challenges and uncertainties as a result of competition in the telecommunications industry from other providers, including wireless service companies, other payphone providers and long distance carriers. In addition, the costs associated with being a public company strains our limited financial resources. Despite numerous efforts at cost reduction, we continue to incur financial losses. When we were approached by Empire with the offer to purchase substantially all of the assets, provide management services, fund operational losses pending a consummation of the transactions, utilize our employees, provide financial stability and insure continuity of services for our customers, the Board believed it was in the best interest of the stockholders to approve the Sale. The Board recognizes a sale is the only way to provide value to the stockholders in light of the challenges the Company continued to face. Notwithstanding the consent or authorization to the Dissolution of our company by our stockholders, our Board may abandon the proposed Dissolution without further action by the stockholders.

        Upon consummation of the Sale to Empire, we expect that the majority of the employees will resign and either accept employment with Empire or find alternative employment. All operations of ETS will cease. The most efficient way to distribute any remaining proceeds from the Sale to the stockholders is a dissolution and liquidation of our company.

Factors to be Considered by Stockholders in Approving the Dissolution

        Many factors should be considered by our stockholders when deciding to approve the Dissolution. If we do not complete the Sale to Empire, or a similar transaction, there is a substantial doubt that we will be able to continue as a going concern. In addition, if we encounter significant delays or obstacles in obtaining approval of the Sale or the Dissolution, stockholders may not receive any distributions after the Sale and resulting Dissolution. Dissolution and liquidation may not create value to our stockholders or result in any remaining capital for distribution to our stockholders. The costs and expenses associated with any delays could diminish any remaining cash or sale proceeds available for distribution to stockholders. While we cannot assure you of the amount, if any, of any distribution to our stockholders as a result of the Dissolution, we have estimated to the best of our ability and believe that we will distribute to stockholders an amount in the range of $0.27 to $0.31 per share of common stock. Uncertainties as to the precise amount of our liabilities, especially if delays are encountered in obtaining stockholder approval, make it difficult to predict with certainty the aggregate net value, if any, ultimately distributable to our stockholders. We believe if the Sale is not consummated, our financial condition will deteriorate, business operations would be impaired, especially in light of our announced intent to liquidate and dissolve, and it is not likely our stock would have any value. If the Dissolution is not approved, we would likely consider other liquidation alternatives, including filing for chapter 7 under Title 11 of the United States Code.

        Claims, liabilities and expenses from wind-down operations (such as salaries, operating costs, directors and officers' insurance, payroll and local taxes, legal and accounting fees and miscellaneous office expenses) will continue to be incurred. These expenses will reduce the amount of assets available for distribution to stockholders. We intend to carefully estimate any and all remaining expenses and liabilities associated with the wind-down and establish a contingency reserve. If available cash in the contingency reserve established for payment of our expenses and liabilities is not adequate, stockholders could be held liable for payments owed to creditors, but only up to the amounts actually received by such stockholders in the Dissolution distribution. We do not anticipate making any distributions to stockholders until the adequacy of the contingency reserve is determined, to the best of our ability, in order to prevent a potential for disgorgement by stockholders of any amounts received in the Dissolution.

        We will continue to incur the expenses of complying with public company reporting requirements as is our obligation pursuant to the Securities Exchange Act of 1934, as amended, referred to as the "Exchange Act," even though compliance with such reporting requirements is economically burdensome. In order to curtail expenses, we intend to, after filing our Certificate of Dissolution, seek relief from the Securities and Exchange Commission from reporting requirements under the Exchange Act. We anticipate that, if such relief were to be granted, we would continue to file current reports on Form 8-K to disclose material events relating to our wind down and liquidation efforts, along with any other reports that the Securities and Exchange Commission might require. These reports can be found, and will continue to be posted at the Securities and Exchange Commission website (www.sec.gov). The Securities and Exchange Commission may not grant us the relief, in which case substantial accounting and legal fees would continue to be incurred by us, and such costs are not included in the distribution estimates set forth herein.

        Following the filing of our Certificate of Dissolution, we will continue to indemnify each of our current and former directors and officers to the extent required under Delaware law and our certificate of Incorporation and Bylaws as in effect immediately prior to the filing of the Certificate of Dissolution. In addition, we intend to maintain our current directors' and officers' insurance policy through the period of the Dissolution. Other than providing such indemnification, insurance coverage, and payment of salaries or other payments approved by the Board in connection with services rendered during the wind-down and the Dissolution, it is not currently anticipated that our liquidation will result in any material benefit to any of our executive officers or directors who participated in the vote to adopt the Dissolution.

Distribution to Stockholders

        While we cannot assure you of the amount, if any, of any distribution to our stockholders as a result of the Dissolution, we have estimated to the best of our ability. Uncertainties as to the precise amount of our liabilities, especially if delays are encountered in obtaining stockholder approval, make it difficult to predict with certainty the aggregate net value, if any, ultimately distributable to our stockholders.

        The following table shows management's estimate of cash proceeds and outlays and of our ultimate distribution to stockholders as of the date of this Proxy Statement. The following are estimates and not guarantees. The estimates do not reflect the total range of possible outcomes.

Estimated Distribution to Stockholders

Cash and cash equivalents as of closing of the Sale	$2,061,000
Outlays:
Wind-down expenses through December 2006	$476,000
Contingency Reserve	90,000

Total outlays	$566,000
Estimated cash for distribution to stockholders	$1,495,000

        We currently estimate that the amount ultimately distributed to our stockholders will be approximately $0.27 to $0.31 per share. The distribution to our stockholders may be reduced by, among other things, additional liabilities we may incur, how much we decide to retain for unanticipated expenses to deposit in the contingency reserve and the ultimate settlement amounts of our liabilities. The amounts estimated for distribution set forth above assume full payment to those officers entitled to payment in the event of a change in control. However, those officers accepting employment with Empire within sixty (60) days of the closing of the Sale have agreed to waive any right to such payment.

        The methods used by the Board and management in estimating the values of our potential liabilities are inexact and may not approximate values actually incurred. Our assessment assumes that estimates of our liabilities and operating costs are accurate, but those estimates are subject to numerous uncertainties beyond our control and also do not reflect any contingent or unmature liabilities that may materialize or mature. For all these reasons, actual net proceeds distributed to stockholders in liquidation may be significantly less than the estimated amount discussed in this Proxy Statement.

        We have not established a firm timetable for distributions to our stockholders. However, the Board intends, subject to contingencies inherent in winding down our business and consummating the Sale to Empire, to make such distributions as promptly as practicable. We are unable to predict the precise timing. The timing of any distribution will depend on and could be delayed by, among other things, obstacles with obtaining stockholder approval of the Asset Sale Agreement and claim settlements with creditors. Any delays could substantially diminish amounts available for distribution to our stockholders.

        If the Dissolution is approved by our stockholders, we will file a Certificate of Dissolution with the State of Delaware dissolving our company. Pursuant to the Delaware General Corporation Law, we will continue to exist for three years after the Dissolution becomes effective or such longer period as the Delaware Court of Chancery shall direct, for the purpose of winding down operations, prosecuting and defending any suits against us and enabling us to discharge our liabilities. We believe a majority of our wind-down activities can be completed within less than a year after the consummation of the Sale.

        We will close our stock transfer books and discontinue recording transfers of our common stock at the close of business on the date we file the Certificate of Dissolution with the Delaware Secretary of State, referred to as the "final record date." Thereafter, certificates representing our common stock will not be transferable or assignable on our books except by will, intestate succession or operation of law. The proportionate interests of all of our stockholders will be fixed on the basis of their respective stock holdings at the close of business on the final record date, and after the final record date, any distributions made by us shall be made solely to the stockholders of record at the close of business on the final record date, except as may be necessary to reflect subsequent transfers recorded on our books as a result of assignments by will, intestate succession or operation of law.

Regulatory Approvals

        Neither our company nor Empire is required to comply with any federal or state regulatory requirements or obtain approval from any federal or state agency in connection with the Dissolution.

Appraisal Rights

        Our stockholders are not be entitled to appraisal rights in connection with, or as a result of, the Dissolution.

Material Federal Income Tax Consequences of the Dissolution

        The following is a general summary of the material United States federal income tax consequences affecting our stockholders that are anticipated to result from the receipt of distributions pursuant to our Dissolution and liquidation. This discussion does not purport to be a complete analysis of all the potential tax effects. Moreover, the discussion does not address the tax consequences that may be relevant to particular categories of our stockholders subject to special treatment under certain federal income tax laws (such as banks, insurance companies, tax-exempt organizations and mutual funds). It also does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction. The discussion is based upon the Internal Revenue Code of 1986, as amended, Treasury Regulations, Internal Revenue Service rulings, and judicial decisions now in effect, all of which are subject to change at any time; any such changes may be applied retroactively. No assurance can be given that the tax treatment described herein will remain unchanged at the time of actual distribution. The following discussion has no binding effect on the Internal Revenue Service or the courts and assumes that we will liquidate in accordance with the Dissolution described herein.

        No ruling has been requested from the Internal Revenue Service with respect to the anticipated tax consequences of the Dissolution, and we will not seek an opinion of counsel with respect to the anticipated tax consequences. If any of the anticipated tax consequences described herein proves to be incorrect, the result could be increased taxation at the corporate and/or stockholder level, thus reducing the benefit to our stockholders and us from the liquidation. Tax considerations applicable to particular stockholders may vary with and be contingent on the stockholder's individual circumstances.

        Until the Dissolution is completed, we will continue to be subject to federal income taxation on our taxable income, if any, such as interest income, gain from the sale of our assets or income from operations. We will recognize gain or loss with respect to the sale of our assets in an amount equal to the fair market value of the consideration received for each asset over our adjusted tax basis in the asset sold. In addition, although we currently do not intend to make distributions of property other than cash, in the event of a distribution of property, we may recognize gain upon such distribution of property. We will be treated as if we had sold any such distributed property to the distributee-stockholder for its fair market value on the date of the distribution.

        Amounts received by stockholders pursuant to the Dissolution will be treated as full payment in exchange for their shares of our common stock. Stockholders will recognize gain or loss equal to the difference between (1) the sum of the amount of cash distributed to them and the fair market value (at the time of distribution) of property, if any, distributed to them, and (2) their tax basis for their shares of our common stock. A stockholder's tax basis in his or her shares will depend upon various factors, including the stockholder's cost and the amount and nature of any distributions received with respect thereto. A stockholder's gain or loss will be computed on a "per share" basis. Although not likely, if we do make more than one liquidating distribution, each liquidating distribution will be allocated proportionately to each share of stock owned by a stockholder. The value of each liquidating distribution will be applied against and reduce a stockholder's tax basis in his or her shares of stock. Gain will be recognized as a result of a liquidating distribution to the extent that the aggregate value of the distribution and prior liquidating distributions received by a stockholder with respect to a share exceeds his or her tax basis for that share. Any loss will generally be recognized only when the final distribution from us has been received and then only if the aggregate value of all liquidating distributions with respect to a share is less than the stockholder's tax basis for that share. Gain or loss recognized by a stockholder will be capital gain or loss provided the shares are held as capital assets, and will be long term capital gain or loss if the stock has been held for more than one year. Although we currently do not intend to make distributions of property other than cash, in the event of a distribution of property, the stockholder's tax basis in such property immediately after the distribution will be the fair market value of such property at the time of distribution. The gain or loss realized upon the stockholder's future sale of that property will be measured by the difference between the stockholder's tax basis in the property at the time of such sale and the proceeds of such sale.

        After the close of its taxable year, we will provide stockholders and the Internal Revenue Service with a statement of the amount of cash distributed to our stockholders and our best estimate as to the value of the property distributed to them during that year. There is no assurance that the Internal Revenue Service will not challenge our valuation of any property. As a result of such a challenge, the amount of gain or loss recognized by stockholders might be changed. Distributions of property other than cash to stockholders could result in tax liability to any given stockholder exceeding the amount of cash received, requiring the stockholder to meet the tax obligations from other sources or by selling all or a portion of the assets received.

        If a stockholder is required to satisfy any liability of ours not fully covered by our contingency reserve, payments by stockholders in satisfaction of such liabilities would generally produce a capital loss, which, in the hands of individual stockholders, could not be carried back to prior years to offset capital gains realized from liquidating distributions in those years.

        WE RECOMMEND THAT EACH STOCKHOLDER CONSULT ITS OWN TAX ADVISOR REGARDING THE FEDERAL INCOME TAX CONSEQUENCES OF THE DISSOLUTION AS WELL AS THE STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE DISSOLUTION.

Vote Required and Board Recommendation

        The approval of the Dissolution requires the affirmative vote of the holders of a majority of the issued and outstanding shares of our common stock. It is intended that shares represented by the enclosed form of proxy will be voted in favor of this proposal unless otherwise specified in such proxy.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL TO DISSOLVE THE COMPANY FOLLOWING THE SALE OF SUBSTANTIALLY ALL OF OUR ASSETS.

PROPOSAL 3

AMENDMENT TO CERTIFICATE OF INCORPORATION TO CHANGE
THE NAME OF THE COMPANY

        Our Board has deemed it advisable and in our best interest to change our corporate name as a result of our selling substantially all of our assets to Empire, including the corporate name "ETS Payphones" and related intellectual property. The Board proposes to change our corporate name to "Payphone Wind Down Corporation" if the Asset Sale Agreement and the transactions contemplated thereby are consummated. If the proposed name change is approved, we must amend our Certificate of Incorporation to change our name. By voting to approve the amendment to the Certificate of Incorporation, stockholders will authorize the Board to amend the Certificate of Incorporation to change our name if the Asset Sale Agreement and the transactions contemplated thereby are consummated. If the Asset Sale Agreement and the transactions contemplated thereby are not approved or consummated, the amendment to the Certificate of Incorporation to change our name will not be filed and our name will not be changed. Approval of the proposed amendment to the Certificate of Incorporation to change our name requires the affirmative vote of the holders of a majority of the issued and outstanding shares of our common stock.

        The full text of the amendment if approved as proposed will be substantially in the form attached hereto as Appendix C.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION TO CHANGE OUR NAME TO "PAYPHONE WIND DOWN CORPORATION."

PROPOSAL 4

ELECTION OF DIRECTORS

        Each of Michael H. Buck, S. Gregory Hays, Michael M. Scott, Guy A. Longobardo and Michael H. McClellan have been nominated by the Board for re-election to the Board at the Annual Meeting. Each nominee is currently a director and was appointed in connection with the confirmation of the Plan of Reorganization, which was effective December 5, 2002. In accordance with our Bylaws, the Directors serve a staggered three-year term and shall hold office until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal. Due to the failure to obtain a quorum for the 2004 Annual Meeting and delays in holding this Annual Meeting, all three classes of directors are up for re-election. Accordingly, if re-elected, Mr. Buck shall serve until the date of the annual meeting following December 31, 2006, Messrs. Scott and Hays shall each serve until the date of the annual meeting following December 31, 2007 and Messrs. Longobardo and McClellan shall serve until the date of the annual meeting following December 31, 2008.

        No family relationship exists between any of the director nominees and any other director or officer or employee.

RECOMMENDATION

        THE BOARD OF DIRECTORS BELIEVES THAT THE RE-ELECTION OF EACH OF THE DIRECTOR NOMINEES IS FAIR AND IN THE BEST INTEREST OF ALL STOCKHOLDERS AND, ACCORDINGLY, RECOMMENDS A VOTE "FOR" EACH OF THESE NOMINEES AS SET FORTH IN PROPOSAL 4.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

        Listed below are the names, positions, ages and histories for our directors and executive officers. We have no "significant employees" other than those officers listed below.

Name	Age	Position
Guy A. Longobardo	44	President, Chief Executive Officer and Chairman of the Board
Michael H. McClellan	53	Executive Vice President, Chief Financial Officer, Treasurer and Director
David C. Jones	62	Vice President of Human Resources and Secretary
Jeffrey E. Fennell	43	Vice President of Operations
Michael H. Buck	71	Director
S. Gregory Hays	48	Director
Michael M. Scott	68	Director

        Mr. Longobardo has been our President, Chief Executive Officer and Chairman of the Board since February 2001. Mr. Longobardo was appointed as a Class III director to serve until the annual meeting following December 31, 2005. Prior to that time he served as General Counsel, Vice President of Corporate Development and Corporate Secretary of AMNEX, Inc. ("AMNEX") since March 1998 and assumed the duties of Chief Executive Officer of AMNEX and its subsidiaries after AMNEX had filed for bankruptcy in May of 1997. From February 1995 until joining AMNEX, Mr. Longobardo was employed by HSBC Securities, Inc., the U.S. securities subsidiary of HSBC Holdings plc, where he most recently served as a Managing Director and Head of Corporate Finance in its Investment Banking Division. From 1985 through February 1994, he was an attorney in the Corporate Department of the law firm of Milbank, Tweed, Hadley & McCloy LLP. Mr. Longobardo holds a BA degree in Economics from Williams College in Williamstown, Massachusetts and a JD from Columbia University School of Law in New York, New York. Mr. Longobardo serves as a director on the board of directors of the American Public Communications Council.

        Mr. McClellan has been our Executive Vice President, Chief Financial Officer, and Treasurer of ETS since December 2000. Mr. McClellan has also served on our Board since July 2003. Mr. McClellan was appointed as a Class III director to serve until the annual meeting following December 31, 2005. Mr. McClellan earned his Bachelor of Science Degree from Stanford University in Palo Alto, California. He later earned his MBA degree in Finance and Accounting from Rollins College in Winter Park, Florida. Prior to joining us in December 2000, Mr. McClellan served as Vice President-Finance for UPS Truck Leasing. He joined UPS Truck Leasing in 1987 and held various positions in its finance department. At UPS, Mr. McClellan was responsible for creating the financial modeling and forecasting, cost reduction requirements and programs improving returns on invested capital. Mr. McClellan serves as an alternate director on the board of directors of the American Public Communications Council.

        Mr. Jones has been our Vice President of Human Resources and Corporate Secretary since September 1999. Mr. Jones earned his Bachelor of Arts Degree in English from the University of Richmond, Richmond, Virginia. From 1997 to 1999, Mr. Jones was Vice President of Human Resources for One Source, a commercial cleaning and landscaping company with annual sales in excess of $826,000,000 and 38,000 employees. Mr. Jones managed a staff of ten Human Resources professionals in developing policies and procedures, overseeing safety performance, designing benefit programs, and developing compensation structure. Mr. Jones previously held Senior Human Resources positions with Scientific Games, Inc. in Atlanta, Georgia, and Avondale Mills in Sylacauga, Alabama.

        Mr. Fennell has been our Vice President of Operations since April 2003. Mr. Fennell earned a degree from the Community College of the Air Force, majoring in Electronics Engineering Technology. Prior to joining our company, from March 2000 to August 2002, Mr. Fennell was Vice President of North American Operations at Vital Network Services ("VNS"), a provider of voice and data networks to corporations. At VNS, he managed over 100 employees including Area Operations Managers, Project Managers, and Telecommunication Technicians. Mr. Fennell previously held various positions with Milgo/Timeplex Solutions in Clearwater, Florida (1998-2000) and US West Information Systems in Atlanta, Georgia.

        Mr. Michael H. Buck was appointed as a Class I director to our Board in November 2002 to serve until the annual meeting after the December 31, 2003 fiscal year end; however, since we were not able to hold an annual meeting to re-elect Mr. Buck or to elect his successor due to lack of a quorum, he is presently serving on the Board and now stands for re-election. Mr. Buck was President of Buckland Group Inc, a Sears Authorized Dealer from November 2001 until December 2003. Mr. Buck was also owner of Communications Opportunities from 1998 until 2000. Mr. Buck also served as a member of the creditors committee during the bankruptcy for our predecessor company which was incorporated in Georgia ("Old ETS"). Mr. Buck earned his BA Degree from Dartmouth College in Hanover, New Hampshire. Mr. Buck also was a Registered Representative for a New York Stock Exchange member firm from 1968 until 1997. Mr. Buck acted as an agent selling payphone leases for Old ETS.

        Mr. S. Gregory Hays was appointed as a Class II director to our Board in July 2003 to serve until the annual meeting after the December 31, 2004 fiscal year end; however, since we have not held an annual meeting after December 31, 2004, he is presently serving on the Board and now stands for re-election. Mr. Hays has been Managing Director of Hays Financial Consulting in Atlanta, Georgia since July 2001. Previously Mr. Hays was Executive Vice President for William G. Hays & Associates, Inc. from January 1, 1990 until June 2001. Mr. Hays earned his BBA degree from Stetson University in DeLand, Florida, and his Masters Degree in Finance from Georgia State University in

Atlanta, Georgia. In 2003 Mr. Hays received his professional designation as a Certified Insolvency & Restructuring Advisor from the Insolvency & Restructuring Advisors and is a Certified Turnaround Professional from the Turnaround Management Association.

        Mr. Michael M. Scott was appointed as a Class II director to our Board November 2002 to serve until the annual meeting after the December 31, 2004 fiscal year end; however, since we have not held an annual meeting after December 31, 2004, he is presently serving on the Board and now stands for re-election. Mr. Scott has been self-employed as the owner of Sentinel Investment and Insurance Services since October 1992, selling insurance, tax services, and until December 2001, securities. Mr. Scott earned his B.S. and Masters of Science degrees from Cambridge University in England. He also received his Chartered Financial Consultancy designation from American College in Pennsylvania. Prior to joining our company, Mr. Scott acted as an agent selling payphone leases for Old ETS.

COMPOSITION OF THE BOARD

        Our certificate of incorporation and bylaws provide that the number of directors constituting our Board shall be such number, not fewer than three or more than five, as is established from time to time by resolution of the Board. The Board currently consists of five directors whose terms are listed below. A vacancy in the Board may be filled only by vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director.

        The classes and term expiration dates for the current directors if elected are listed below:

Name	Class	Term Expires Following Next Annual Meeting Held After
Michael H. Buck	I	December 31, 2006
S. Gregory Hays	II	December 31, 2007
Michael M. Scott	II	December 31, 2007
Guy A. Longobardo	III	December 31, 2008
Michael H. McClellan	III	December 31, 2008

DIRECTOR COMPENSATION

        Non-executive officer members of the Board receive $20,000 annually for service on the Board and any committee thereof. In addition, members of the Board may be reimbursed for certain expenses in connection with attendance at Board and committee meetings.

COMMITTEES OF THE BOARD OF DIRECTORS

  Audit Committee

        The Audit Committee consists of Messrs. Scott, Buck and Hays. The Audit Committee makes recommendations to the Board regarding the selection of independent auditors, reviews the results and scope of the audit and other services provided by our independent auditors and reviews and evaluates our audit and control functions. During the fiscal year ended December 31, 2004, our Audit Committee met 4 times. During the current fiscal year, our Audit Committee met 4 times as of December 1, 2005.

        In accordance with the written charter adopted by our Board, a copy of which is attached as Appendix I to our Definitive Proxy Statement filed with the Securities and Exchange Commission on October 12, 2004, the Audit Committee of our Board assists the Board in fulfilling its responsibility for oversight of the quality and integrity of our financial reporting processes. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the

United States of America and accounting principles generally accepted in the United States of America and for issuing a report thereon.

        The Audit Committee was formed in April of 2004 and their report is included in this Proxy Statement.

        Although our securities are not listed on a national securities exchange or association, our Audit Committee members meet the independence requirements as set forth by NASDAQ.

  Compensation Committee

        The Compensation Committee consists of Messrs. Scott, Buck and Hays. The Compensation Committee reviews and recommends for Board approval compensation for executive officers and makes policy decisions concerning salaries and incentive compensation for our employees and consultants. During the fiscal year ended December 31, 2004, our Compensation Committee met 1 time. During the current fiscal year, our Audit Committee met 1 time as of December 1, 2005.

  Nominating Committee

        Our company does not have a nominating committee. Due to the relatively small size of our company and the resulting efficiency of a board of directors that is also limited in size, our Board has determined that it is not necessary or appropriate at this time to establish a separate nominating committee. Our Board intends to review periodically whether such a nominating committee should be established. Nominations for each year are determined by the entire Board. The Board's process to identify and evaluate candidates for nomination to the Board includes consideration of candidates for nomination to the Board recommended by stockholders. Such stockholder recommendations must be delivered to our Corporate Secretary, together with the information required to be filed in a Proxy Statement with the Securities and Exchange Commission regarding director nominees and each such nominee must consent to serve as a director if elected, no later than the deadline for submission of stockholder proposals as set forth in our Bylaws and under the section of this Proxy Statement entitled "Stockholder Proposals." In considering and evaluating such stockholder proposals that have been properly submitted, the Board will apply substantially the same criteria that the Board believes must be met by a Board-recommended nominee as described below. To date, we have not received any properly submitted recommendations from stockholders requesting that the Board consider a candidate for inclusion among the Board's slate of nominees in our Proxy Statement.

        In evaluating director nominees, the Board currently considers the following factors:

  •
  our needs with respect to the particular talents and experience of our directors;

  •
  the knowledge, skills and experience of nominees, including experience in business or finance, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;

  •
  familiarity with our business and businesses similar to ours;

  •
  experience with accounting rules and practices and corporate governance principles; and

  •
  such other factors as the Board deems are in the best interests of the Company and our stockholders.

        The Board identifies nominees by first evaluating the current members of the Board willing to continue in service. If any member of the Board does not wish to continue in service or if the Board decides not to renominate a member for re-election, the Board identifies the desired skills and experience of a new nominee, and discusses with the Board suggestions as to individuals who meet the criteria. The Board may also utilize the services of an outside search firm to assist it in finding appropriate nominees for the Board.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

        During the fiscal year ended December 31, 2004, the Board held 7 meetings and all eligible directors attended all meetings. During our current fiscal year (through December 1), our Board held 9 meetings. One director was absent from one of the meetings of the Board in 2005. We do not have a formal policy regarding attendance by members of our Board at the annual meeting of stockholders, but we strongly encourage all members of our Board to attend the Annual Meeting of stockholders, and expect such attendance except in the event of exigent circumstances. From time to time, the members of our Board act by unanimous written consent pursuant to the laws of the State of Delaware.

        Stockholders may, and often do, send communications to us by letter, email or telephone messages. All stockholder communications are initially reviewed by Mr. Jones, Corporate Secretary, and then sent to Mr. Longobardo, Chairman of the Board.

REPORT OF THE AUDIT COMMITTEE

        We note that management is responsible for the preparation and integrity of our financial statements, as well as establishing appropriate internal controls and the financial reporting processes. Tauber & Balser, P.C. was responsible for performing an independent audit of our financial statements for the year ended December 31, 2004 and issued a report on such financial statements. A director's responsibility is to monitor and oversee these processes.

        We reviewed and discussed the audited financial statements of our company for the year ended December 31, 2004 and met with both management and our independent auditors, separately and together, to discuss such financial statements. Management and the auditors have represented to us that the financial statements were prepared in accordance with accounting principles generally accepted in the United States. We also discussed with the auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as modified or supplemented. We also received written disclosures and a letter from our auditors regarding their independence from us, as required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees) and discussed with the auditors such auditors' independence with respect to all services that it rendered to us. Based upon these reviews and discussions, we authorized and directed that the audited financial statements be included in our Annual Report on Form 10-KSB for the year ended December 31, 2004, which was filed with the Securities and Exchange Commission on April 11, 2005.

Members of the Audit Committee
Michael H. Buck, S. Gregory Hays
Michael M. Scott

AUDIT FEES:

        Audit fees billed to us by Tauber & Balser, P.C. for the audit of our annual financial statements for the 2004 fiscal year totaled approximately $103,358. Fees billed to the Company by Tauber & Balser, P.C. for the review of the Company's quarterly financial statements, included in the Company's Quarterly Reports on Forms 10-QSB, for the 2004 fiscal year totaled approximately $15,170. Additional audit fees of $12,761 were incurred for the audit of the Company's 401-K plan for the 2004 fiscal year. Fees billed to us by Tauber & Balser, P.C. for review of the Company's quarterly financial statements, included in the Company's Quarterly Reports on Forms 10-QSB, for the 2005 fiscal year totaled approximately $17,921.

AUDIT-RELATED FEES:

        In the 2004 fiscal year and through December 1 of the 2005 fiscal year, Tauber & Balser, P.C. did not bill us for any assurance and related services that are reasonably related to the performance of the audit of our financial statements.

TAX FEES:

        In the 2004 fiscal year and through December 1 of the 2005 fiscal year, Tauber & Balser, P.C. did not bill us for any professional services for tax compliance, tax advice, or tax planning.

ALL OTHER FEES:

        In the 2004 fiscal years and through December 1 of the 2005 fiscal year, Tauber & Balser, P.C. did not bill us any fees for any other products and services.

        Pursuant to the Audit Committee charter, the Audit Committee approves any audit services and any permissible non-audit services prior to the commencement of the services. In making its pre-approval determination, the Audit Committee considers whether providing the non-audit services are compatible with maintaining the auditor's independence.

EXECUTIVE COMPENSATION

        The following table sets forth the aggregate annual remuneration of each of the three highest paid persons who are officers or directors and the aggregate annual remuneration of the officers and directors as a group during the issuer's last fiscal year and current fiscal year (through December 1).

Name of Individual Or Identity of Group	Capacities in Remuneration Was Received	Aggregate Remuneration 2004/2005
Guy A. Longobardo(1)	President and Chief Executive Officer	$271,119/$242,979
Michael H. McClellan	Executive Vice President and Chief Financial Officer	$183,118/$155,711
David C. Jones	Vice President of Human Resources and Corporate Secretary	$139,881/$116,974
Jeffrey E. Fennell	Vice President Operations	$120,390/$126,862

(1)
In February 2004, Mr. Longobardo requested that the Board approve the reduction of his annual salary to $240,000 and also reduce other benefits provided under his employment agreement. The Board subsequently approved this salary and benefit reduction.

        On December 5, 2002, we entered into a two-year employment agreement with Guy A. Longobardo, our President and Chief Executive Officer. The employment agreement was subsequently renewed for additional one-year terms in January 28, 2005 and November 11, 2005 (at which time the agreement was renewed for an additional one-year term ending on December 31, 2006). In February 2004, Mr. Longobardo requested that the Board approve the reduction of his annual salary to $240,000 and also reduce other benefits provided under his employment agreement. The Board subsequently approved this salary and benefit reduction. The employment agreement with Mr. Longobardo, as amended, contains the following provisions: annual base salary of $240,000; annual bonus to be determined by our Board; a term of one year renewable by mutual agreement of both parties; housing and car allowances; such benefits as currently exist for executives of our company; and severance provisions for the payment of six months of annual salary (based on an annual salary of $360,000 per year) and provision of medical insurance for Mr. Longobardo and his dependents for a period of nine months following the termination of his employment for any reason in the event of a change in control (as defined in the employment agreement) or the termination of his employment for any reason other than for cause (as defined in the employment agreement). The consummation of the Sale, as proposed in Proposal 1, will constitute a change in control under Mr. Longobardo's employment agreement.

        On December 5, 2002, we entered into a four-year employment agreement with Michael H. McClellan, our Executive Vice President and Chief Financial Officer. The employment agreement with Mr. McClellan contains the following provisions: annual base salary of $165,000; annual bonus to be determined by our Chief Executive Officer; a term of four years renewable by mutual agreement of both parties; such benefits as currently exist for executives of our company; and severance provisions for the payment of twelve months of annual salary and provision of medical insurance for Mr. McClellan and his dependents for a period of twelve months following the termination of his employment for any reason in the event of a change in control (as defined in the employment agreement) or the termination of his employment for any reason other than for cause (as defined in the employment agreement). The consummation of the Sale, as proposed in Proposal 1, will constitute a change in control under Mr. McClellan's employment agreement.

        On January 28, 2005, we entered into a four-year employment agreement with Jeffrey E. Fennell, our Senior Vice President and Chief Operating Officer. The employment agreement with Mr. Fennell contains the following provisions: annual base salary of $134,500; annual bonus to be determined by our Chief Executive Officer; a term of four years renewable by mutual agreement of both parties; such benefits as currently exist for executives of our company; and severance provisions for the payment of twelve months of annual salary and provision of medical insurance for Mr. Fennell and his dependents for a period of twelve months following the termination of his employment for any reason in the event of a change in control (as defined in the employment agreement) or the termination of his employment for any reason other than for cause (as defined in the employment agreement). The consummation of the Sale, as proposed in Proposal 1, will constitute a change in control under Mr. Fennell's employment agreement.

        On January 28, 2005, we entered into a change in control agreement with David C. Jones, our Vice President of Human Resources and Corporate Secretary. The change in control agreement provides that Mr. Jones shall receive six months of annual salary and provision of medical insurance for Mr. Jones and his dependents for a period of twelve months following a change in control (as defined in the agreement) or the termination of his employment for any reason other than for cause (as defined in the agreement). The consummation of the Sale, as proposed in Proposal 1, will constitute a change in control under Mr. Jones' agreement.

OTHER MATTERS

        As of the date of this Proxy Statement, the Board knows of no matters which will be presented for consideration at the Annual Meeting other than the proposals set forth in this Proxy Statement. If any other matters properly come before the meeting, it is intended that the persons named in the Proxy will act in respect thereof in accordance with their best judgment.

        The Company will make available a list of stockholders as of the close of business on October 1, 2005, for inspection by stockholders during normal business hours from                             , 2005 through                            , 2005 at the Company's principal place of business, 1490 Westfork Drive, Suite G, Lithia Springs, Georgia. The stockholder list will also be available to stockholders at the                , 2006 meeting.

SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

        Tauber & Balser, P.C. has been selected as our independent accountants for 2005. Tauber & Balser, P.C. served as our independent accountants for 2004 and 2003.

        We do not anticipate that a representative of Tauber & Balser, P.C. will be present at the Annual Meeting.

STOCKHOLDER PROPOSALS

        If Proposal 2 is approved by the stockholders then we do not intend to hold an annual meeting in 2006. Should Proposal 2 not be approved by the stockholders, the tentative date for the 2006 annual meeting is December 15, 2006. Proposals of stockholders intended to be presented pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 at our 2006 annual meeting must be received by our Corporate Secretary for inclusion in our Proxy Statement and form of proxy relating to that meeting within a reasonable time before we begin to print and mail our proxy materials for such meeting and in any event no later than September 15, 2006. In order for proposals of stockholders made outside of Rule 14a-8 to be considered "timely" within the meaning of Rule 14a-4(c) under the Securities Exchange Act of 1934, such proposals must be received by our Corporate Secretary no later than September 15, 2006.

        Our Bylaws require that in order for nominations or proposals of business to be properly brought for the 2006 annual meeting, a stockholder must provide notice thereof in writing to our Corporate Secretary not earlier than the close of business on the 90th day prior to the 2006 annual meeting and not later than the close of business on the later of (i) the 60th day prior to the 2006 annual meeting or (ii) the close of business on the 10th day following the day on which we first make the public announcement of the date of the 2006 annual meeting.

        Any such stockholder proposal must meet the applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder.

INCORPORATION BY REFERENCE

        This Proxy Statement incorporates by reference the Asset Sale Agreement and the Management Services Agreement that are attached hereto as Appendix A and Appendix B. In addition, this Proxy Statement incorporates by reference the following documents filed with the SEC: (i) Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004 filed with the SEC on April 11, 2004, (ii) Quarterly Report on Form 10-QSB for the period ended March 31, 2005 filed with the SEC on May 13, 2005, (iii) Quarterly Report on Form 10-QSB for the period ended June 30, 2005, filed with the SEC on August 17, 2005, (iv) Quarterly Report on Form 10-QSB for the period ended September 30, 2005, filed with the SEC on November 14, 2005 and (v) Current Report on Form 8-K filed with the SEC on November 7, 2005. Copies of any of the above documents filed with the SEC can be obtained without charge upon written request to Investor Relations, ETS Payphones, Inc., 1490 Westfork Drive, Suite G, Lithia Springs, GA 30122, and can be obtained by accessing the Investor Relations section on our website at www.etspayphones.com, where such filings can be reviewed online.

FINANCIAL STATEMENTS

        Our audited financial statements included in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004 filed with the SEC on April 11, 2004 are being mailed with this Proxy Statement. If for whatever reason, you do not receive your copy of the audited financial statements, or if you wish to review other filings we have made with the SEC, please contact Investor Relations, ETS Payphones, Inc., 1490 Westfork Drive, Suite G, Lithia Springs, GA 30122, or go to the Investor Relations section on our website at www.etspayphones.com, where such filings can be reviewed online.

BY ORDER OF THE BOARD OF DIRECTORS,
/s/ DAVID C. JONES DAVID C. JONES SECRETARY
December , 2005

Appendix A

Asset Sale Agreement

Between

ETS Payphones, Inc.,

as the Seller

and

Empire Payphones, Inc.

as the Buyer

Entered into and effective November 1, 2005

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7.4	Approvals	19
7.5	Shareholder Approval	19
Section 8	Conditions to Obligations of the Seller	20
8.1	Representations, Warranties and Covenants	20
8.2	No Governmental Proceeding or Litigation	20
8.3	No Injunction	20
8.4	Shareholder Approval	20
Section 9	Termination	20
9.1	Right of Parties to Terminate	20
9.2	Effect of Termination	21
Section 10	Closing	21
10.1	Time and Place of Closing	21
10.2	Purchase Price Deposit	22
10.3	Obligations of the Seller at Closing	22
10.4	Obligations of Buyer at Closing	22
Section 11	Indemnification	23
11.1	Indemnity by Seller	23
11.2	Indemnity by Buyer	23
11.3	Third Party Claims	24
11.4	Limitation on Indemnification	25
Section 12	Release	25
12.1	Mutual Release	25
Section 13	Survival	25
13.1	Survival	25
Section 14	Other Provisions	25
14.1	Further Assurances	25
14.2	Entire Agreement	26
14.3	Amendment, Waiver	26
14.4	Governing Law	26
14.5	Notices	26
14.6	Interpretation	27
14.7	Counterparts	27
14.8	Extension; Waiver	27
14.9	Severability	27
14.10	Benefit and Assignment	28

ii

SCHEDULES

Schedule 2.1.1	Phone Equipment
Schedule 2.1.2	Assigned Contracts
Schedule 2.1.3	Miscellaneous Equipment
Schedule 2.1.5	Service Agreements
Schedule 2.1.9	ANIs
Schedule 3.2(b)	Escrow Agreement
Schedule 3.3	Security Agreement
Schedule 5.3	NOI Report
Schedule 5.4	Pending Litigation
Schedule 5.5	Material Contracts

iii

Asset Sale Agreement

        This Asset Sale Agreement (this "Agreement") is entered into and effective on November 1, 2005 (the "Commencement Date") between ETS Payphones, Inc., a Delaware corporation, ("ETS" or "Seller") and Empire Payphones, Inc., a New York corporation ("Empire" or "Buyer").

WITNESSETH:

        WHEREAS, ETS successfully emerged as a reorganized debtor under a confirmed plan of reorganization ("Plan of Reorganization") in a Chapter 11 Case (the "Reorganization Case") (No. 00-03570) then pending in the United States Bankruptcy Court for the District of Delaware and, as such, Seller continues to engage in the business of owning, licensing, installing, operating and servicing public pay telephones in 32 states, the District of Columbia and Puerto Rico (the "Business");

        WHEREAS, Empire is engaged in the business of owning, installing, operating and servicing public pay telephones;

        WHEREAS, Seller, subject to obtaining shareholder approval and/or all other required approvals, desires to sell, and Buyer desires to buy, substantially all of Seller's assets used or useful in the operation of the Business, as more particularly hereinafter described and defined, for cash and other consideration subject to the terms and conditions set forth herein; and

        WHEREAS, ETS, in the operation of the Business, has and continues to incur financial losses;

        WHEREAS, as a consequence, the Board of Directors of ETS has determined that it is in the best interests of ETS to enter into this Agreement and to engage Empire to provide management services and assume operating responsibility for the Business and assume liability for, and fund all operational losses of such Business pending the closing hereunder; and

        WHEREAS, contemporaneously with entering into this Agreement, ETS and Empire are entering into a management services agreement (the "Management Agreement") pursuant to which, among other things, Empire has agreed to provide certain management services with respect to the Business pending shareholder and/or other required approval and the satisfaction of all other conditions of Closing under this Agreement.

        NOW, THEREFORE, the parties hereto hereby agree to the above recitations and as follows:

Section 1
Index of Definitions

        The definitions of the following terms used in this Agreement can be found in the following Sections:

Defined Terms	Section
Agreement	Preamble
ANIs	2.1.9
Approvals	7.4
Assigned Contracts	2.1.2
Assumed Commissions	2.4
Assumed Liabilities	2.4
Authorities	2.6
Authorizations	2.1.7
Bill of Sale	10.3(a)
Breakup Fee	6.4.3
Business	Recitals

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Buyer	Preamble
CLEC	2.3.2
Closing	10.1
Closing Date	10.1
Coin Amount	3.1
Commencement Date	Preamble
Commissions	2.4
Competing Proposal	6.4.1
Confidentiality Agreement	14.2
Cure Costs	2.5
Customer Data	2.1.8
Defective Phone	3.1(b)
Dial Around Service Providers	3.1(c)
Empire	Preamble
Equipment	2.1.4
Escrow Agreement	3.2(b)
Escrow Agent	3.2(b)
ETS	Preamble
Excluded Assets	2.3
Excluded Liabilities	2.5
Expenses	2.4
Hit List	3.1(b)
ILEC	2.3.2
Indemnifying Party	11.3.1
Indemnified Party	11.3.1
Initial Payment	3.1(a)(ii)
Installment Payment	3.1(a)(iv)
Legal Authority	4.2(c)
Lien	5.7
Management Agreement	Recitals
Material Contracts	5.5
Miscellaneous Equipment	2.1.3
NOI	5.3
Non-Reporting Phone	3.1(b)
Phone Equipment	2.1.1
Plan of Reorganization	Recitals
Preexisting Commissions	2.4
Purchase Price	3.1(a)
Purchase Price Adjustment	3.2(d)
Purchase Price Escrow Account	3.2(b)
Recipient Party	3.5
Reorganization Case	Recitals
Rules	5.2(b)
Sale Assets	2.1
SEC	5.3
Security Codes	2.1.6
Seller	Preamble
Service Agreements	2.1.5
Shareholder Approval	6.3
Shortfall Advances	2.4

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Superior Proposal	6.4.3
Termination	9.1
Termination Date	9.2
Termination Notice	3.2(d)
Transaction	6.4.1
Unused Sale Assets	5.6

Section 2
Purchase and Sale of Assets

        2.1    Purchase and Sale.    Subject to Section 2.3, Section 2.6 and to all the terms and conditions of this Agreement, in reliance upon the warranties, representations, conditions and covenants herein contained, and for the consideration herein stated, on the Closing Date (as defined below), Seller agrees to sell, convey and transfer to Buyer, and Buyer agrees to purchase, accept and assume from Seller, all of Seller's right, title and interest in and to substantially all of the assets of, or used in, the Business, free and clear of any and all Liens (as defined hereinafter) of any kind except as otherwise herein provided (collectively, the "Sale Assets"), including but not limited to:

          2.1.1    The payphones and related equipment, including all originals and all copies of all keys, installed at the sites listed on Schedule 2.1.1, the content of which will be agreed to by Buyer and Seller prior to the Commencement Date, which Seller represents are all of its payphones (the "Phone Equipment");

          2.1.2    Unless terminated pursuant to the Management Agreement, this Agreement or otherwise agreed to between Buyer and Seller in writing, the agreements and site location contracts with various third parties which allowed Seller to install and operate the Phone Equipment at third party sites, the office leases for the office space in Lithia Springs, Georgia; Garner, North Carolina; Dobson, North Carolina; Houston, Texas; San Juan, Puerto Rico; and Richardson, Texas, and any other contracts related to the Business are being assigned to Buyer as part of this transaction, in each case together with all deposits and prepaid amounts thereunder, if any (the "Assigned Contracts"). A list of contracts, other than site location contracts, is attached hereto as Schedule 2.1.2;

          2.1.3    Miscellaneous office equipment, furniture, fixtures, general supplies, Seller-owned software, computers, promotional materials, customer lists, tools, and spare parts inventory used in the operation of the Business listed on Schedule 2.1.3 the content of which will be agreed to by Buyer and Seller prior to the Closing (the "Miscellaneous Equipment");

          2.1.4    All telephone booths, enclosures, stations, pedestals, apparatus, fixtures, circuit boards, coin banks, locks and any other equipment physically connected to or installed in or with the Phone Equipment or located in the warehouses or storage facilities (the Phone Equipment and such equipment collectively, the "Equipment");

          2.1.5    All maintenance, service and warranty agreements, and software agreements (to the extent assignable under applicable law or consented to by a third party), if any, associated with the Equipment or any item of Miscellaneous Equipment listed on Schedule 2.1.5 (collectively, the "Service Agreements");

          2.1.6    Security codes for access to all Phone Equipment and any and all other security codes, passwords, identification numbers, combinations and similar items relating to the Sale Assets and the Business (collectively, the "Security Codes"), together with all licenses and rights of use, if any, granted with respect thereto;

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          2.1.7    To the extent freely transferable without material expenditure by Seller, all registries, applications, permits, franchises, licenses, authorizations and approvals submitted or filed by Seller to or with any governmental or regulatory authority, or issued or granted by any such authority to Seller, in connection with operation of the Equipment and the Business as it relates thereto, (collectively, "Authorizations");

          2.1.8    All customer data, books and records associated with the Sale Assets including, without limitation, all associated customer service records, all related computer tapes and/or records and files (written, printed or otherwise), all revenue data and history reports, and all customer service and provisioning history (the "Customer Data");

          2.1.9    All of Seller's interest in and to the pay telephone numbers ("ANIs") listed on Schedule 2.1.9; and

          2.1.10    The Seller's trade names, trademarks or other proprietary and intellectual rights.

        2.2    Delivery of Assets.    On the Closing Date, Seller shall deliver the originals (if available, and if not copies) of all Material Contracts (as hereinafter defined) and any other of the Assigned Contracts to the extent available, shall execute and deliver such other transition agreements and Buyer shall take title to the Miscellaneous Equipment and the remaining Sale Assets wherever they may be located. Except with respect to Assigned Contracts as set forth in the previous sentence, Seller shall not be responsible for transporting any of the Sale Assets on the Closing Date.

        2.3    Excluded Assets.    The parties expressly understand and agree that the following items (collectively, the "Excluded Assets") are specifically excepted from the Sale Assets being conveyed to Buyer hereunder:

          2.3.1    all general intangibles, all proceeds thereof, any claims related thereto, and all accounts receivable and notes receivable generated by or arising out of the Sale Assets before the Commencement Date, including but not limited to all commissions and dial-around compensation earned by and due and owing to Seller in respect of operator service and dial-around calls made or dialed around from the Phone Equipment before the Commencement Date;

          2.3.2    all incumbent local exchange carrier ("ILEC"), competitive local exchange carrier ("CLEC") and local telephone company deposits and other prepaid expenses, credits and deferred charges pertaining to the Phone Equipment and the Business including all disputed telephone bills, disputed end user common line charges, new services test refunds or credits, universal service fund refunds or credits and any proceeds arising from or attributable to the Sale Assets or Business prior to the Commencement Date. Seller acknowledges that as of the Commencement Date, no claims or rights giving rise to a cause of action currently exist under the service agreements with Buyer's affiliates; and

          2.3.3    all assets of ETS not related to, or used in, the Business.

        2.4    Assumed Liabilities.    Pursuant to the terms of this Agreement and the Management Agreement, Buyer shall assume from Seller and thereafter pay, perform, and/or discharge in accordance with their respective terms: (i) all liabilities arising from, or otherwise relating to, the Sale Assets accruing or arising on or after the Commencement Date; (ii) any and all Expenses assumed by Buyer under (and as defined in the Management Agreement) and any Shortfall Advances (as defined in the Management Agreement) necessary to fund such Expenses; (iii) Seller's obligations, including without limitation, obligations for commissions due and payable in the ordinary course of business and consistent with Seller's historical manner under the Assigned Contracts on or after the Commencement Date and (iv) on the Closing Date, any commissions that may exist under any of the Assigned Contracts arising on or prior to the Commencement Date (the "Preexisting Commissions") up to an aggregate but not exceeding $2,400,000, (the "Assumed Commissions") (collectively the "Assumed

4

Liabilities"), provided, however, that prior to the Commencement Date Seller shall remain liable for and pay all Preexisting Commissions in excess of $2,400,000, and indemnify and hold Buyer harmless for same. The Assumed Commissions shall be fixed and determined as of the Commencement Date, but shall be assumed by Buyer as of the Closing Date. Buyer, during the Term of the Management Agreement, may pay, cause to be paid, satisfy or otherwise resolve the Assumed Commissions and to the extent any Assumed Commissions are paid, caused to be paid, satisfied or otherwise resolved, Buyer shall receive a credit towards the Section 3.1(a)(iii) portion of the Purchase Price on the Closing Date. From and after the Closing Date, the Assumed Commissions shall be a liability assumed by Buyer.

        2.5    Excluded Liabilities.    Buyer shall not assume, and shall not be responsible for: (i) costs necessary to cure any defaults that may exist under any of the Assigned Contracts arising prior to the Commencement Date with the exception of the Assumed Commissions (the "Cure Costs"); (ii) any obligations under any employment agreements; (iii) any costs incurred by ETS, or costs relating to, obtaining Shareholder Approval of the transaction contemplated hereby; (iv)other liabilities arising from, or otherwise relating to, the Sale Assets arising prior to the Commencement Date, other than as provided in Section 2.4(iv); or (v) any other liabilities that related to the Excluded Assets (such liabilities described in clauses (i) through (v) of this Section, the "Excluded Liabilities). Seller represents that it has not entered into any special discounting or offered promotional terms that may affect the obligations to customers under any of the Assigned Contracts. The parties hereby further acknowledge and agree that except for the obligations arising under the Assigned Contracts or otherwise with respect to the Sale Assets as herein provided after the Closing Date, neither Buyer, nor any affiliate, officer, director, employee, shareholder or agent of Buyer shall assume, or be deemed to assume, any liabilities or obligations of Seller arising out of acts or occurrences prior to the Commencement Date, or otherwise based on any event, facts or circumstances in existence prior to the Management Agreement, sale of the Sale Assets, or in connection with or arising from any activities of Seller. (As provided for in Section 11 of this Agreement, Seller shall indemnify and hold Buyer harmless from and against any liabilities that are not Assumed Liabilities).

        2.6    Authorizations.    The parties acknowledge that the Authorizations are transferred only to the extent that they may be transferred without the approval of the permitting authority. Seller shall obtain the approvals license, permits or commitment of any and all required government or regulatory agencies or authorities ("Authorities") to facilitate the transfer of any Authorizations, wherever commercially reasonable and to the extent necessary. Seller shall bear all costs and expenses necessary to obtain the approvals of Authorizations for the transfer of any Authorizations or Phone Equipment. Notwithstanding anything to the contrary, this Agreement shall not constitute an assignment of any contract, agreement, license, permit or commitment where any attempted assignment of the same, without the consent of the other party thereto, would constitute a breach thereof or otherwise be ineffective to complete such assignment.

        2.7    Further Assurances.    After the Closing, each party shall from time to time, at the reasonable request of the other, execute and deliver such other instruments of conveyance and transfer and take such other actions as may reasonably be requested, in order to more effectively consummate the transactions contemplated hereby and to vest in Buyer title to the Sale Assets being transferred hereunder. Buyer agrees to provide Seller with such access to ETS's offices and personnel as Seller may require, in order to effectuate any distributions to shareholders of ETS as a result of this Agreement and any related transactions.

5

Section 3
Purchase Price

        3.1    Purchase Price.

          (a)    Subject to the terms and conditions of this Agreement, and in reliance on the representations, warranties, covenant, agreements and conditions herein contained, as full consideration for the Sale Assets, Buyer agrees to pay to Seller, subject to adjustments set forth herein, as follows:

    (i)
    $250,000 in immediately available funds by wire transfer confirmed at the Commencement Date (the "Initial Payment");

    (ii)
    an amount equal to eighty percent (80%) of the coin in the Phone Equipment as reported by the Hit List (defined below) to be run on or about 12:00 a.m. on the night immediately preceding the Commencement Date and to pay subsequent amounts attributable to Non-Reporting Phones (as hereinafter defined) (the "Coin Amount") in 14 equal monthly installments on the first day of each month commencing December 1, 2005 with the last and final payment due on December 31, 2006;

    (iii)
    the Assumed Commissions; and

    (iv)
    $1,850,000 (without interest) in equal installments, of $132,143 payable on or before the first day of each month and commencing 30 days after the Commencement Date with the unpaid balance due and payable in full on the earlier of the Closing Date or December 31, 2006 (the "Installment Payments").

  (The Initial Payment, the Assumed Commissions and the Installment Payments together shall be referred to as the "Purchase Price").

          (b)    In conjunction with the Commencement Date, Seller shall perform a computerized polling of its payphones listed on Schedules 2.1.1 on or about 12:00 a.m. on the night immediately preceding the Commencement Date and shall produce a computerized report reflecting Seller's functioning and non-functioning Phone Equipment and the amount of coin in the payphones, herein called a "Hit List." The Seller will provide a copy of the Hit List to Buyer at the Commencement Date. The result of the Hit List shall be binding, absent manifest error, for the purpose of determining the amount of coin in the payphones. Any payphone that does not report as a properly functioning payphone on the Hit List shall be deemed a "Non-Reporting Phone." Within thirty (30) days of the Commencement Date, representatives of Seller and Buyer shall visit each Non-Reporting Phone site so that the payphone may be polled, or to collect the coin in the payphone. For each Non-Reporting Phone that is found, the representatives shall collect the payphone and report the amount of coin in the payphone and turn such amount over to Seller within one hundred twenty (120) days after the Commencement Date, along with a new Hit List reflecting those payphones, to the extent such revised Hit List is feasible. If a Non-Reporting Phone remains non-functioning or otherwise unverified for thirty (30) days after the Commencement Date (a "Defective Phone") Buyer shall be entitled to decrease the last Installment Payment paid at the Closing Date by $350 per each Defective Phone if the number of functioning phones on the thirtieth (30th) day after the Commencement Date is below 12,400 as a result of no action of Buyer.

6

          (c)    The amounts due to Seller from providers of dial-around telecommunications services to Seller (the "Dial Around Service Providers") in the quarter in which the Commencement Date occurs shall be prorated by the number of days elapsed in such quarter prior to the Commencement Date. It shall be the obligation of Buyer to make submissions for the calendar quarter in which the Commencement Date occurs. Buyer shall promptly remit to Seller (i) receipts from Dial Around Service Providers on account of the balance of the calendar quarter ending after the Commencement Date and (ii) copies of any and all data delivered to Buyer from the Dial Around Service Providers, including, but not limited to, any computer discs and printed copies of reports from Dial Around Service Providers. Under no circumstances will more than seven days elapse following receipt of payment reports from Dial Around Service Providers before the relevant funds are forwarded to Seller. Buyer shall provide Seller with copies of all submissions for payment to Dial Around Service Providers for the quarter in which the Commencement Date takes place. It shall be the obligation of Buyer to make submissions for all calendar quarters after the quarter in which the Commencement Date takes place. Buyer shall promptly remit to Seller (i) receipts from Dial Around Service Providers for periods prior to Commencement Date (including pro-rated amounts for the quarter in which the Commencement Date took place) and (ii) copies of any and all data returned to Buyer from the Dial Around Service Providers, including, but not limited to, any computer discs and printed copies of reports from Dial Around Service Providers that relate to any period prior to the Commencement Date.

          (d)    Seller and Buyer agree that Seller shall retain the right to any and all revenue generated by the Sale Assets up to and including the Commencement Date and shall be responsible for and shall pay any and all expenses related to the operation of the Phone Equipment up to and including the Commencement Date except for the Assumed Commissions. Buyer shall have no interest whatsoever in such revenue prior to the Commencement Date. Seller and Buyer agree that Buyer shall retain the right to any and all revenue generated by the Phone Equipment after the Commencement Date and shall be responsible for and shall pay any and all expenses related to the operation of the Phone Equipment and the Business after the Commencement Date. The Seller shall have no interest whatsoever in such revenue after the Commencement Date. Seller and Buyer agree to program the Phone Equipment on the evening of the Commencement Date to cause the Phone Equipment to utilize a provider of Buyer's choice for long distance and operator services. Notwithstanding the foregoing, in the event the Phone Equipment is not programmed in accordance with the foregoing sentence and as a result Seller receives any revenue or incurs any expense attributable to the Phone Equipment for a date following the Commencement Date, Seller shall forward such revenue to Buyer within ten (10) business days following receipt of said revenue and Buyer shall reimburse Seller for any such expense within ten (10) business days following receipt of reasonable evidence to support the incurrence of such expense.

        3.2    Payment Procedure.

          (a)    The Seller shall provide Buyer with wiring instructions in writing at least two (2) days prior to the Commencement Date. Buyer shall wire the Initial Payment to Seller for confirmed receipt on or before 4:00 p.m. on the Commencement Date. Thereafter, Buyer shall wire the next two Installment Payments and all payments of Coin Amount to Seller for confirmed receipt on or before 4 p.m. on the first business day of every month after the Commencement Date. Buyer shall wire each of the third and all remaining Installment Payments for Seller to the Purchase Price Escrow Account for confirmed receipt on or before 4 p.m. on the first business day of each month with the remaining unpaid portion of the Purchase Price being wired on or before 4 p.m. on the earlier of the Closing Date or December 31, 2006.

          (b)    There shall be established a separate interest bearing escrow maintained by Buyer's counsel (the "Escrow Agent") pursuant to the terms of the Escrow Agreement attached hereto as Schedule 3.2(b) (the "Purchase Price Escrow Account") in which all payments from Buyer, except

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  for the Initial Payment and first two Installment Payments, shall be deposited. From the Commencement Date through January 31, 2006, Seller shall be entitled to use the funds from time to time if Seller is without sufficient funds to pay corporate overhead items or fund expenses required to consummate this transaction. From February 1, 2006 through the Closing Date, Buyer shall deposit the Installment Payments in the Purchase Price Escrow Account and Seller shall be entitled to use fifty percent (50%) of the funds in the Purchase Price Escrow Account on a monthly basis; provided, however, that Seller shall be entitled to use funds in excess of the fifty percent (50%) in the Purchase Price Escrow Account with Buyer's prior written consent, which shall not be unreasonably withheld. All requests for use of funds, after February 1, 2006, in the Purchase Price Escrow Account shall be made in writing to the Buyer and the Escrow Agent. Unless Buyer objects to any such use the funds within five (5) days of receipt of such notice, the escrow Agent shall distribute the amount of such request to Seller. If Buyer timely objects, the funds shall not be distributed unless agreed to by Buyer and Seller in writing, or otherwise consistent with the terms and conditions of the Escrow Agreement. In the event of a Termination (i) any funds remaining in the Purchase Price Escrow Account shall be returned to Buyer within five (5) days of the Termination of this Agreement; and (ii) the amount of the Initial Payment, Installment Payments, Shortfall Advances and Assumed Commissions paid, incurred, settled, otherwise resolved by Buyer or for which Buyer is and/or remains liable shall be immediately due and payable from Seller to Buyer.

          (c)    If after the Commencement Date but prior to the Closing Date Buyer must pay an Excluded Liability on behalf of Seller because it is material or would otherwise disrupt the operations of the Business, Buyer must first promptly notify Seller of the amount owed in writing and provide a copy of the invoice, statement and other proof that the amount owed is an Excluded Liability prior to the due date thereof. If, within ten (10) business days of receipt of notice from Buyer (the "Consideration Period"), Seller does not respond, pay, resolve or contest in good faith with the third party to whom the Excluded Liability is owed, Buyer may pay the Excluded Liability and deduct the amount paid from the next Installment Payment. The Seller shall provide promptly to Buyer copies of any correspondence with or payments with any third party. Notwithstanding the preceding, if Buyer, in good faith, believes that exigent circumstances exist and the failure to pay the Excluded Liability could result in a disruption of, or other material impact on, operation of the Business, buyer shall be permitted in such circumstances to pay such Excluded Liability upon one (1) business day notice to Seller. If the notice provisions provided for herein are not complied with, Buyer shall not be entitled to deduct the paid Excluded Liability from any Installment Payment absent consent of Seller, which shall not be unreasonably withheld.

          (d)    If, on or before December 31, 2006, a party to one of the Material Contracts (as hereinafter defined) on Schedule 5.5 sends a notice to terminate the Material Contract or otherwise exercises its rights, or purports to terminate the relationship (the "Termination Notice"), then Buyer shall be entitled to a purchase price adjustment (the "Purchase Price Adjustment") in the amount reflected on Schedule 5.5. If Buyer's right to a Purchase Price Adjustment arises prior to the tenth (10th) Installment Payment, Buyer shall be entitled to deduct the Purchase Price Adjustment in equal portions from the tenth (10th) through the fourteenth (14th) and final Installment Payments. If Buyer's right to a Purchase Price Adjustment arises after the tenth (10th) Installment Payment, Buyer shall be entitled to deduct the Purchase Price Adjustment in equal portions from each of the remaining Installment Payments.

        3.3    Buyer Security Interest.    In the event the Closing does not occur, in consideration for Seller's obligation to repay Buyer and in order to secure repayment of the Initial Payment and any Installment Payments the Shortfall Advances and Assumed Commissions actually paid, incurred, settled or otherwise resolved by Buyer, Seller hereby grants to Buyer a first priority security interest in the Sale Assets in accordance with the terms and conditions of the security Agreement to be executed

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contemporaneously herewith in the form attached hereto as Schedule 3.3. Buyer shall have the rights and remedies of a secured party under the Uniform Commercial Code as in effect in the State of New York upon the execution of this Agreement. The Seller will sign, or Buyer may sign on behalf of Seller, U.C.C. financing statements with respect to the Sale Assets.

        3.4    Prorations.    Expenses and receipts, including but not limited to, any taxes owing with regard to the Sale Assets, and all other similar items of expense or receipt related to the Sale Assets shall be prorated between Seller and Buyer as of the Commencement Date.

        3.5    Pay-over Obligation and Resolution.    Except as otherwise expressly provided herein, if either Buyer or Seller receives or otherwise holds funds that the other (the "Recipient Party") is so entitled to, Buyer or Seller, as the case may be, shall hold the funds in trust for the Recipient Party. Commencing upon the Commencement Date and continuing thereafter for one year, on the last day of each month, Seller shall report to Buyer, and Buyer shall report to Seller, the amounts of such payments held by the responsible party and such amounts shall be paid to the Recipient Party as soon as reasonably practicable, but not less frequently than monthly. After such one-year period, Seller shall co-operate with Buyer and Buyer shall co-operate with Seller to allocate and promptly remit to the Recipient Party any accounts receivable collected by the responsible party and shall continue to hold such payments in trust for the Recipient Party and promptly remit such payments so held periodically as received.

Section 4
Representations and Warranties of the Buyer

        Buyer represents and warrants to Seller as follows:

        4.1    Authorization and Enforceability.    Buyer is a corporation duly organized and validly existing under the laws of the State of New York, is legally qualified to do business, and has all requisite corporate power and authority (corporate or otherwise) to own, lease and operate its properties and to carry on its business as now conducted. Buyer has taken all action necessary to authorize its execution, delivery and performance of this Agreement and all other agreements and instruments reasonably necessary to complete the transactions contemplated by this Agreement and has full power and authority to enter into this Agreement and such other agreements and instruments and carry out the terms hereof and thereof. Buyer has duly executed and delivered this Agreement and this Agreement is the valid and binding obligation of Buyer enforceable in accordance with its terms, subject to applicable bankruptcy or similar laws or equitable principals affecting creditor's rights generally.

        4.2    Compliance.    The execution, delivery and performance of this Agreement by Buyer, the compliance by Buyer with the provisions of this Agreement and the consummation of the transactions contemplated by this Agreement will not conflict with or result in the breach of any of the terms or provisions of or constitute a default under:

          (a)    the certificate of incorporation or by-laws of Buyer and shall have been approved in accordance with the same;

          (b)    to the best of Buyer's knowledge, any note, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which Buyer is a party; or

          (c)    any material statute or any order, rule or regulation or any decision of any federal, state, local or foreign court or regulatory authority or administrative or arbitrative body, agency or tribunal, or any other governmental body whatsoever ("Legal Authority") applicable to Buyer.

        4.3    Consents.    Buyer has obtained, or shall have obtained prior to the Closing, all material consents, authorizations or approvals of any third parties and limited partners required to be obtained by Buyer in connection with the execution, delivery and performance of this Agreement, subject to

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Seller obtaining all required Authorizations. Buyer has made, or will have made prior to the Closing, all material registrations or filings with any Legal Authority required for the execution and delivery of this Agreement by Buyer and the consummation of the transactions contemplated hereby if any are required.

        4.4    Brokers.    Neither Buyer nor any of its representatives or affiliates have incurred any obligation to pay any fees or commissions to any broker, finder, agent or other intermediary in connection with the negotiation or consummation of the transactions contemplated hereby.

        4.5    Legal Proceedings.    There are no claims, actions, suits, inquiries, investigations or proceedings before any Legal Authority pending or, to Buyer's knowledge, threatened against Buyer relating to the transactions contemplated hereby.

        4.6    Financial Ability.    Buyer currently has sufficient immediately available funds in cash or cash equivalents, and will at the Closing have sufficient immediately available funds, in cash, to pay all obligations under this Agreement as and when due. Buyer represents that it is, and will immediately following the Closing be, solvent and has, and will have immediately following the Closing have, the ability to pay its debts as they become due.

Section 5
Representations and Warranties of the Seller

        The Seller represents and warrants to Buyer as follows:

        5.1    Authorization and Enforcement.    The Seller is a corporation, duly organized and validly existing under the laws of the State of Delaware, is legally qualified to do business, and has all requisite corporate power and authority to own, lease and operate its properties and to carry on the Business as now conducted. Seller has taken all action necessary to authorize its execution, delivery and performance of this Agreement and all other agreements and instruments reasonably necessary to complete the transactions contemplated by this Agreement and has full power and authority to enter into this Agreement and such other agreements and instruments and carry out the terms hereof and thereof. Seller has duly executed and delivered this Agreement, and this Agreement is the valid and binding obligation of Seller enforceable in accordance with its terms, subject to applicable bankruptcy or similar laws or equitable principles affecting the rights of creditors generally.

        5.2    No Violations; Permits and Compliance with Applicable Law.

          (a)    Subject to receipt of the Shareholder Approval, neither the execution, delivery and performance of this Agreement or any of the other agreements and instruments reasonably necessary to complete the transactions contemplated by this Agreement, nor compliance by Seller with any of the provisions hereof shall (i) conflict with or result in any breach or default of any provision of the certificate of incorporation or by-laws of Seller; (ii) violate any provision of Seller's Plan of Reorganization; (iii) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, license, agreement, lease or other material instrument or material obligation to which Seller or any of the Sale Assets may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained before the Closing or the obtaining of which has been expressly waived in writing by Seller; or (iv) violate any Legal Authority applicable to Seller or any of the Sale Assets, in each case except for such conflicts, breaches, defaults or violations which do not have a material adverse affect on the Sale Assets or on Seller's obligation hereunder. All Authorizations issued or held in respect of the Sale Assets or the Business are valid, and there are no violations thereof, in each case except for such violations which do not have a material adverse affect on the Sale Assets or on Seller's obligation hereunder. Seller possesses all Authorizations necessary for operation of the

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  Phone Equipment and conduct of the Business as currently conducted, and all such Authorizations are in full force and effect and freely transferable. All material rules, regulations, orders, laws, and ordinances applicable to the Sale Assets and the Business have been complied with, and Seller has not received any written notice alleging any noncompliance therewith.

          (b)    To the extent the Phone Equipment is subject to rules, regulations, ordinances or laws governing or otherwise affecting public pay telephones, including but not limited to municipal or local ordinances relating to permits and other requirements for public pay telephones, Seller is in full compliance with all such rules, regulations, ordinances and laws (the "Rules"). Seller has (i) obtained all licenses, permits, authorizations and approvals required by the Rules; (ii) paid all license, occupancy and other fees due and owing thereon current to the Commencement Date; (iii) made the necessary filings and paid the requisite fees to effectuate and transfer to Seller all such licenses, permits, authorizations and approvals; and (iv) otherwise complied in all material respects with the terms and provisions of the Rules.

        5.3    Financial Information.    Attached hereto as Schedule 5.3 are true, complete and correct copies of the Net Operating Income Report (the "NOI") of Seller, which report accurately and completely sets forth the gross coin revenue collected with respect to the Phone Equipment for the October, 2004 through September, 2005 period. All public filings with the Securities and Exchange Commission ("SEC") taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein. The average monthly site commissions payable on the site contracts did not exceed $31.50 per phone for the time periods beginning January 1, 2005 through August 31, 2005. All other financial information provided by Seller, including but not limited to copies of telephone bills, any and all information regarding coin collections, long distance revenues, ILEC, CLEC and other telephone company charges, operator service provider revenues, parts and supplies expenses and commissions, was true and correct in all material respects to the best of Seller's knowledge at the time provided to Buyer.

        5.4    Litigation.    Except for claim resolution items related to the Reorganization Case and pending litigation related to new services test or rate changes, there are no claims, actions, suits, inquiries, investigations or proceedings pending or, to the best of Seller's knowledge, threatened against Seller, whether at law or in equity and whether civil or criminal in nature, before or by any federal, state, municipal or other court, arbitrator, governmental department, commission, agency or instrumentality, domestic or foreign, nor are there any judgments, decrees or orders of any such court, arbitrator, governmental department, commission, agency or instrumentality outstanding against Seller (a) that relate to the Sale Assets being conveyed by Seller or the Business; or (b) that seek specifically to prohibit, restrict or delay consummation of the transactions contemplated hereby or fulfillment of any of the conditions of this Agreement except for those items listed on Schedule 5.4.

        5.5    Defaults.    As of the Commencement Date, there is not any existing default, or event of default, or event that with or without due notice or lapse of time or both would constitute a default or event of default, under any Assigned Contract covering more than one hundred (100) phones or Authorizations of Seller, except for such defaults as to which requisite waivers or consents have been obtained before the Commencement Date or the obtaining of which has been expressly waived in writing by Buyer. As of the Commencement Date, at least ninety percent (90%) all of the Assigned Contracts authorize and empower Seller to select, or do not prohibit or impede in any way Seller's right to select, the operator service provider and interexchange carrier for such phones. As of the Commencement Date, Seller does not have any knowledge that any of the Assigned Contracts covering more than one hundred (100) phones will be terminated or not renewed, or that any of the Phone Equipment will be required to be uninstalled as a result thereof. To the best of Seller's knowledge as of the Commencement Date all relations with the customers, vendors, suppliers and licensors associated with the Phone Equipment and the relevant governmental or regulatory authorities are in good standing, including the material contracts listed on Schedule 5.5 attached hereto (the "Material Contracts"). Except for the Assumed Commissions, any and all defaults under any Assigned Contracts existing prior to the Commencement Date will be cured by Seller prior to the Commencement Date and Seller shall pay all Cure Costs with respect thereto.

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        5.6    Equipment.    All Equipment of Seller being conveyed to Buyer hereunder is in good working order, reasonable wear and tear excepted, and is usable in the ordinary course of the Business to the extent being used in the Business on the Commencement Date. The parties acknowledge that certain of the Sale Assets are not being used (or usable) in the Business as currently conducted on the Commencement Date (the "Unused Sale Assets") and agree that Buyer is purchasing the Unused Sale Assets on an "as is" basis and that Seller makes no representations or warranties with respect to the Unused Sale Assets. All Phone Equipment includes a coin bank, a lock and an enclosure for each item of Phone Equipment, and a pedestal for each item of Phone Equipment that is not mounted to the outside of a building or a wall inside a building. As of the Commencement Date, (i) the Phone Equipment shall include at least 12,600 payphones installed and operating at the sites listed on Schedules 2.1.1, or Seller will be able to deliver 12,600 payphones installed and operating at the sites within ten days of Buyer notifying Seller that the Phone Equipment does not include at least 12,600 of such payphones and (ii) at least 60% of the installed and operating payphones included in the Phone Equipment shall have valid site contracts which are assignable and which have a valid remaining initial or renewal term through October 31, 2006.

        5.7    Title to Sale Assets.    Seller has, and at the Closing, is transferring good, marketable and indefeasible title to all of the Sale Assets to Buyer, free and clear of any and all liabilities, mortgages, conditional sales agreements, security interests, leases, liens, pledges, encumbrances, deeds of trust, equities, charges, claims, imperfections of title or other burdens affecting title to the Sale Assets except for the following: (a) liens arising after the Commencement Date as a result of actions by Buyer or its representatives or affiliates, (b) liens for taxes or assessments or other governmental charges that are not yet due and payable; (c) zoning restrictions or recorded easements affecting the use of any real property or other minor irregularities in title (including leasehold title) affecting any real property, so long as the same do not materially impair the use of such real property as it is presently being used in the operation of the Business; and (d) liens otherwise permitted or granted by the terms hereof ("Liens"). The Bill of Sale and other Seller documents to be executed and delivered to Buyer at and after the Closing will be valid and binding obligations of Seller and will effectively vest in Buyer title to the Sale Assets free and clear of any Liens.

        5.8    Taxes.    From and after the effective date of its Plan of Reorganization, Seller has filed or caused to be filed all federal, state and local tax returns that are required to be filed by it in connection with its Business, and has paid or caused to be paid, or has made adequate provisions on its books (i.e., reserves) for amounts sufficient for the payment of, all taxes as shown on such returns or on any assessment received by it and has made all estimated tax payments required to be made by it in order to avoid the imposition of penalties, interest and other additions to tax. No tax liens have been filed against Seller, and Seller has not been notified of or otherwise has knowledge of, any claim being asserted with respect to any such taxes. There is no action, suit, proceeding, investigation or audit pending or threatened against Seller in respect of any tax or assessment, nor is any claim for additional tax or assessment being asserted by any taxing authority whatsoever. All taxes that Seller is required by law to withhold or collect have been duly withheld or collected and, to the extent required, paid over to the proper governmental authorities on a timely basis. As of the Commencement Date, none of the officers, directors or employees of Seller have been notified or otherwise advised that such an audit may occur.

        5.9    Full Disclosure.    To the best of Seller's knowledge, no representation or warranty to Buyer contained in this Agreement or any list, document or other writing furnished to Buyer pursuant to the provisions hereof, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statement herein or therein not misleading.

        5.10    No Brokers.    Seller has not engaged, consented to or authorized any broker, finder, investment banker or other third party to act on its behalf, either directly or indirectly, as a broker or finder in connection with this Agreement and the transactions contemplated hereby.

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Section 6
Pre-Closing Covenants

        6.1    Access to Sale Assets.    Prior to the Closing Date and pursuant to the Management Agreement, Seller shall afford to Buyer and its authorized representatives (including counsel, accountants and other representatives) reasonable access to all books, records, personnel and other data reasonably related to the Sale Assets during normal business hours at Seller's offices. Buyer shall have the full opportunity to make such investigations as it shall reasonably require with respect to the Sale Assets and the transactions contemplated herein.

        6.2    Preservation of Sale Assets.

          (a)    Except as otherwise required by law or expressly permitted by this Agreement, Seller and Buyer agree that they shall not after the date of this Agreement and until the Closing:

    (i)
    dispose of, or agree to dispose of, any of the Sale Assets other than in the ordinary course of business or lease or license, or agree to lease or license, any of the Sale Assets;

    (ii)
    cancel, fail to maintain in force or change any policy of insurance relating to the Sale Assets or any policy or bond providing substantially the same coverage unless such cancellation or change is effective only on or after the Closing; and

    (iii)
    waive, release, grant or transfer any rights of value or modify or change any existing license, lease, contract or other agreement or arrangement affecting the Sale Assets.

  Notwithstanding the foregoing, Buyer may sell obsolete Sale Assets with a value not greater than $20,000 in the aggregate prior to the Closing Date and shall obtain the advance written consent of the Chief Executive Officer of Seller, which shall not be unreasonably withheld, to sell obsolete Sale Assets with a value in excess of $20,000 in the aggregate. In addition, Buyer may modify Material Contracts affecting or constituting Sale Assets with the prior written approval of the Chief Executive Officer of Seller, which shall not be unreasonably withheld.

          (b)    Except as otherwise required by law or set forth in this Agreement, Seller and Buyer shall after the date of this Agreement and until the Closing: (i) maintain all of the Sale Assets in good operating condition, reasonable wear and tear excepted; (ii) maintain all Assigned Contracts in full force and effect in the ordinary course of its business; and (iii) operate the Business on a going concern basis and in the ordinary course.

        6.3    Shareholder Meeting.    Seller shall, in accordance with applicable law, its certificate of incorporation and by-laws, (a) retain a proxy solicitor within thirty (30) days after the Commencement Date to assist with obtaining Shareholder Approval; (b) submit a draft preliminary proxy statement to the SEC within thirty (30) days after the Commencement Date; and (c) call for a meeting of shareholders for the purpose of voting upon the adoption of this Agreement to be initially scheduled for no later than ninety (90) days from the date after which either the SEC waiting period has expired and no response received, or approval from the SEC of the preliminary proxy statement has been obtained, whichever occurs first. For purposes of this Agreement, "Shareholder Approval" shall mean the (i) affirmative vote of the shareholders of a majority of votes cast by shareholders present and entitled to vote at a meeting duly called therefor for the adoption of this Agreement, provided that the total vote cast represents the required percentage of all votes entitled to be cast thereon under Delaware law or (ii) such other actions which satisfy requirements under Delaware law and other applicable law with respect to shareholder approval of this Agreement. Such obligation shall exist irrespective of the presence of a Superior Proposal (as defined below). Subject to Section 6.4.3, if a quorum is present at a meeting duly called therefor for the adoption of this Agreement, Seller, through its Board of Directors, shall recommend that Seller shareholders vote in favor of the adoption of this Agreement and shall otherwise use commercially reasonable efforts to solicit from its shareholders

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proxies in favor of such matters and to obtain the Shareholder Approval. In the event approval of this Agreement by the required percentage of shareholders is not obtained or no quorum is obtained, Seller and Buyer shall confer on an appropriate alternative course to obtain approval of this transaction, judicial or otherwise, and Seller shall promptly take such steps as may be required to obtain such approval.

        6.4    No Shopping; Competing Proposal.

          6.4.1    Between the Commencement Date and the Closing Date, Seller shall not, directly or indirectly, through any director, officer, employee, advisor, agent or otherwise, except in connection with the acquisition contemplated hereby, (i) solicit, initiate or encourage the submission of proposals or offers from any person relating to any merger, acquisition or purchase of all or any portion of the Sale Assets or the Business, or any equity interest in, Seller or any business combination involving Seller (a "Transaction") and (ii) except in the ordinary course of business and with the prior written consent of Buyer, or as otherwise required by law, disclose, directly or indirectly, to any person any information concerning Seller's business and books or records of Seller; provided that nothing contained in this Section 6.4.1 shall prevent Seller from furnishing to or entering into discussions or negotiations with, or affording access to or information regarding the properties, books or records of Seller to, any person in connection with an unsolicited bona fide Competing Proposal received from such person so long as prior to furnishing such non-public information to, or entering into discussions or negotiations with, such person, (i) the Board determines in its good faith judgment with the advice of its professional advisors that it is necessary to do so to comply with its fiduciary duties under applicable law and (ii) Seller receives from such person an executed confidentiality agreement with terms no less favorable to Seller than those contained in the Confidentiality Agreement (as hereinafter defined). For purposes of this Agreement, "Competing Proposal" means any offer or proposal for, or any indication of interest in, any (i) direct or indirect acquisition of substantially all of the assets of Seller, (ii) direct or indirect purchase of substantially all of any class of equity securities of Seller, (iii) tender offer that, if consummated would result in a person beneficially owning substanitally all of any class of equity securities of Seller, or (iv) merger, consolidation, business combination, recapitalization liquidation, dissolution or similar transaction involving Seller, other than the transactions contemplated by this Agreement. Seller shall immediately cease and cause to be terminated any existing discussions or negotiations with any parties other than Buyer conducted heretofore with respect to any Transaction.

          6.4.2    Notwithstanding the provisions of Section 6.4.1, nothing contained in this Agreement shall prevent Seller or its Board of Directors from complying with Rule 14e-2 promulgated under the Securities Exchange Act of 1934, as amended.

          6.4.3    If, after the date hereof, (i) Seller receives a written bona fide, fully financed Competing Proposal with no material contingencies except for a right to terminate in the event of a material adverse change in the Business, together with evidence that the offeror has sufficient cash or an unconditional financing commitment to effectuate a Transaction, on higher and better terms than contemplated by this Agreement (a "Superior Proposal") and Buyer within fifteen (15) business days after receipt of a copy of such Superior Proposal does not offer to revise the terms of this Agreement to provide terms more favorable (from the point of view of a reasonable company in the same position as Seller) and (ii) Seller determines, with the advice of its professional advisors, that its failure to recommend such Superior Proposal would constitute a breach of fiduciary duty, then Seller may withdraw the recommendation provided for in the last sentence of Section 6.3 without any effect on Seller's obligation as set forth in the first sentence of Section 6.3 hereof. In the event Seller enters into an agreement relating to such Superior Proposal and terminates its obligations under this Agreement pursuant to Section 9.1(d), Buyer shall be entitled to immediate payment of a breakup fee of $300,000 (the "Breakup Fee"). Notwithstanding

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  anything to the contrary, Seller should not be permitted to accept a Superior Proposal unless Seller has sufficient cash resources to immediately satisfy its payment obligations to Buyer under Section 3.2 of this Agreement and payment of the Breakup Fee.

Section 7
Conditions to Obligations of the Buyer

        The obligations of Buyer under Sections 2 and 3 of this Agreement are subject to satisfaction, at or prior to the Closing, of each of the following conditions, any one or more of which may be waived in writing by Buyer:

        7.1    Representations, Warranties and Covenants.    All representations and warranties of Seller made in this Agreement and the documents and instruments executed or to be executed in connection herewith shall in all material respects be true and correct on and as of the Commencement Date and Closing Date with the same force and effect as if made as of that date, except to the extent expressly made as of a specified date, in which case they shall be true and correct in all material respects as of such date. All of the terms, covenants, conditions and agreements set forth in this Agreement to be complied with and performed by Seller at or prior to the Closing shall in all material respects have been complied with or performed thereby.

        7.2    No Governmental Proceeding or Litigation.    On the Closing Date no suit, action, investigation, inquiry or other proceeding by any governmental body or other person or legal or administrative proceeding shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby.

        7.3    No Injunction.    On the Closing Date there shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as so provided or imposing any material conditions on the consummation of the transaction contemplated hereby which Buyer deems unacceptable in its sole discretion.

        7.4    Approvals.    Seller shall have made and obtained all notices to, filings with, and authorizations, consents and approvals of shareholders, governments and government agencies in order to effect the transfer of the Sale Assets (the "Approvals") that Buyer or Seller may be required to give, make, or obtain in order to effect the transfer to Buyer of the Sale Assets, including, without limitation, the Authorizations, as contemplated by this Agreement.

        7.5    Shareholder Approval.    The Shareholder Approval shall have been obtained.

Section 8
Conditions to Obligations of the Seller

        The obligations of Seller under Section 2 of this Agreement are subject to satisfaction, at or prior to the Closing, of each of the following conditions, any one or more of which may be waived in writing by Seller:

        8.1    Representations, Warranties and Covenants.    All representations and warranties of Buyer made in this Agreement and the documents and instruments executed in connection therewith shall in all material respects be true and correct on and as of the Commencement Date and Closing Date with the same force and effect as if made on and as of that date. All of the terms, covenants, conditions and agreements to be complied with and performed by Buyer on or prior to the Closing shall in all material respects have been complied with or performed thereby.

        8.2    No Governmental Proceeding or Litigation.    On the Closing Date no suit, action, investigation, inquiry or other proceeding by any governmental body or other person or legal or administrative

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proceeding shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby.

        8.3    No Injunction.    On the Closing Date there shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as so provided or imposing any conditions on the consummation of the transaction contemplated hereby which Buyer deems unacceptable in its sole discretion.

        8.4    Shareholder Approval.    The Shareholder Approval shall have been obtained.

Section 9
Termination

        9.1    Right of Parties to Terminate.    This Agreement may be terminated at any time prior to the Closing (the "Termination"):

          9.1.1    by mutual written consent of Buyer and Seller;

          9.1.2    by either Buyer or Seller:

            (a)   if the Closing shall not have been consummated by November 1, 2007; provided, however, that the right to terminate this Agreement pursuant to this Section 9.1.2 shall not be available to any party whose failure to perform any of its obligations under this Agreement results in the failure of the Closing to be consummated by such time;

            (b)   if the Shareholder Approval shall not have been obtained by November 1, 2007;

            (c)   if any injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as so provided or imposing any conditions on the consummation of the transaction contemplated hereby which either party deems unacceptable in its sole discretion, becomes final and non-appealable;

            (d)   if Seller shall have entered into an agreement relating to a Superior Proposal if otherwise permitted by the terms of this Agreement; or

            (e)   if the Management Agreement is terminated in accordance with its terms.

          9.1.3    by Buyer, if Seller shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure would give rise to the failure of a condition set forth in Section 7.

          9.1.4    by Seller, if Buyer shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure would give rise to the failure of a condition set forth in Section 8.

        9.2    Effect of Termination.    If this Agreement terminates pursuant to Section 9.1, such party shall promptly give thirty (30) days prior written notice thereof (unless otherwise expressly provided herein) to the other party to this Agreement. Except as otherwise provided in Section 11, such Termination shall release the other party, its officers, directors and employees from any further liabilities and obligations with respect to this Agreement. Upon Termination, any portion of the Purchase Price and Shortfall Advance paid, satisfied or otherwise resolved by Buyer shall be reimbursed to Buyer from Seller within five (5) business days. In the event of a Termination, Seller shall provide the Escrow Agent with instructions to release funds in the Purchase price Escrow Account to Buyer together with any interest earned thereon. The "Termination Date" shall be the first business day after the notice

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period, if any, shall have expired and if no advance notice is required, the date of the notice of Termination.

Section 10
Closing

        10.1    Time and Place of Closing.    The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Garfunkel, Wild & Travis, P.C., 111 Great Neck Road, Great Neck, New York 11021, unless any other location is agreed to in writing by the parties, on the first business day after the fulfillment or waiver of the last of the conditions precedent to this Agreement as stated in Sections 7 and 8, and on or before November 1, 2005 or such other date as may be mutually agreed to between the parties. The date scheduled for the Closing pursuant to this Section 10.1 shall be referred to as the "Closing Date".

        10.2    Purchase Price Deposit.    The Buyer shall receive a credit toward the Purchase Price at Closing for the Initial Payment, the Assumed Commissions, and any Installment Payments paid by Buyer whether used by Seller or remaining in the Purchase Price Escrow Account. At Closing, Seller shall be entitled to any remaining funds in the Purchase Price Escrow Account, together with interest earned thereon, and Buyer shall execute whatever instructions required for such release of funds.

        10.3    Obligations of the Seller at Closing.    At the Closing, Seller shall deliver or cause to be delivered to Buyer the following documents and take the other actions identified below:

          (a)    bills of sale, conveying to Buyer: (i) all of the Phone Equipment; (ii) executed copies of any transition agreements as provided for in Section 2.2; and (iii) the Miscellaneous Equipment and any other Equipment and Sale Assets (the "Bill of Sale"). The Bill of Sale shall be executed by Buyer on the Commencement Date and shall be deposited with Buyer's counsel. Buyer's counsel shall only release the Bill of Sale to buyer at Closing, and, in the event Closing does not occur for any reason, shall deliver the Bill of Sale to Seller.

          (b)    a certified copy of the resolutions of the board of directors of Seller authorizing the execution, delivery and performance of the Agreement and all documents, instruments and transactions contemplated herein;

          (c)    duly executed instruments of Assignment relating to the Assigned Contracts;

          (d)    closing certificates pursuant to which Seller represents and warrants to Buyer that its representations and warranties to Buyer are true and correct in all material respects as of the Closing Date as if then originally made and that all covenants required by the terms hereof to be performed by Seller on or before the Closing Date, to the extent not waived by Buyer in writing, have been so performed in all material respects;

          (e)    copies of the Assigned Contracts and evidence, that all required Cure Costs, if any, have been paid as of the Commencement Date;

          (f)    all other documents and instruments as may be reasonably necessary and required to consummate the transactions contemplated by this Agreement approving and authorizing this Agreement and the transactions contemplated thereby, including, but not limited to assignment certificates as requested on a case by case basis; and

          (g)    such other documents as Buyer may reasonably request.

17

        10.4    Obligations of Buyer at Closing.    At the Closing, Buyer shall deliver or cause to be delivered the following documents, and take the other actions identified below:

          (a)    payment of the Purchase Price in accordance with Section 3.2(b);

          (b)    a certified copy of resolutions of Buyer's board of directors or governing body authorizing the execution, delivery and performance of this Agreement and all agreements contemplated hereby;

          (c)    a closing certificate pursuant to which Buyer represents and warrants to Seller that Buyer's representations and warranties to Seller are true and correct in all material respects as of the Closing Date as if then originally made, and that all covenants required by the terms hereof to be performed by Buyer on or before the Closing Date, to the extent not waived by Seller in writing, have been so performed in all material respects;

          (d)    instructions to the Escrow Agent to release any remaining funds in the Purchase Price Escrow Account to Seller;

          (e)    a duly executed instrument of assumption of the Assigned Contracts and all other documents and instruments as may be reasonably necessary and required to consummate the transactions contemplated by this Agreement; and

          (f)    such other documents as Seller may reasonably request.

        The parties hereto agree that a facsimile transmittal of their signature, confirmed verbally by telephone by their counsel, shall be binding upon them as a delivery of the relevant executed document for the Closing, and that documents may be validly executed through counterpart originals. However, Seller may demand confirmation of receipt of the Purchase Price by Seller's financial institution prior to the delivery of any documents.

Section 11
Indemnification

        11.1    Indemnity by Seller.    Subject to the terms and conditions of this Agreement and the limitations contained in this Section 11, from and after the Commencement Date Seller shall indemnify and hold harmless Buyer and its affiliates from and against any damages, including reasonable attorneys fees and expenses as a result of (i) any breach of a representation or warranty made by Seller in this Agreement; (ii) the breach of any covenant, agreement or undertaking by Seller contained in this Agreement; (iii) any liability or obligation of Seller not specifically assumed by Buyer pursuant to this Agreement; and (iv) any liability resulting from claims of Buyer's shareholders against Buyer or its affiliates.

        11.2    Indemnity by Buyer.    Subject to the terms and conditions of this Agreement and the limitations contained in this Section 11, from and after the Commencement Date Buyer shall indemnify and hold harmless Seller from and against any damages, including reasonable attorneys fees and expenses as a result of (i) any breach of a representation or warranty made by Buyer in this Agreement; (ii) the breach of any covenant, agreement or undertaking by Buyer contained in this Agreement; (iii) any liability or obligation of Seller that is being specifically assumed by Buyer pursuant to this Agreement.

        11.3    Third Party Claims.    (a) Except as otherwise provided herein, the procedures set forth in the following paragraphs of this Section 11.3 shall apply to indemnification of claims arising from the assertion of liability by persons or entities not parties to this Agreement.

          11.3.1    The party seeking indemnification (the "Indemnified Party") shall, as promptly as reasonably practicable, give written notice to the party from which indemnification is sought (the

18

  "Indemnifying Party") of any assertion of liability by a third party that might give rise to a claim by the Indemnified Party against the Indemnifying Party based on the indemnity agreements contained in this Agreement or in any document executed and delivered in connection herewith, stating the nature and basis of the assertion and the amount thereof to the extent known. Failure on the part of the Indemnified Party to give prompt notice to the Indemnifying Party shall not limit or otherwise affect such Indemnified Party's right to indemnification hereunder so long as the Indemnifying Party is not materially adversely affected.

          11.3.2    In the event that any legal action is brought against an Indemnified Party with respect to which the Indemnifying Party may have liability under an indemnity agreement contained in this Agreement or in any document executed and delivered in connection herewith, the Indemnifying Party shall have the right, at its sole cost and expense, to defend the Indemnified Party against such legal action (and any appeal and review thereof), with counsel reasonably acceptable to the Indemnified Party. In any such legal action, the Indemnified Party shall have the right to be represented by advisory counsel and accountants, at its own expense, and the Indemnifying Party shall keep the Indemnified Party fully informed as to such proceeding at all stages thereof, whether or not the Indemnified Party is represented by its own counsel.

          11.3.3    Until the Indemnifying Party shall have assumed the defense of such legal action, or if the Indemnified and Indemnifying Parties are both named parties in such legal action and the Indemnified Party shall have reasonably concluded that there may be defenses available to it that are different from or in addition to the defenses available to the Indemnifying Party (in which case the Indemnifying Party shall not have the right to assume the defense of such legal action but shall remain responsible for its obligation as an indemnitor), all reasonable legal and other reasonable expenses incurred by the Indemnified Party as a result of such legal action, shall be borne solely by the Indemnifying Party. In such event the Indemnifying Party shall make available to the Indemnified Party and its attorneys and accountants, for review and copying, all of its books and records relating to such legal action and the parties agree to render to each other such assistance as may reasonably be requested in order to facilitate the proper and adequate defense of any such legal action.

          11.3.4    Neither the Indemnifying Party nor the Indemnified Party shall make any settlement of any claim without the written consent of the other, which consent shall not be unreasonably withheld. Without limiting the generality of the foregoing, it shall not be deemed unreasonable to withhold consent to a settlement involving injunction or other equitable relief against the Indemnified Party or its assets, employees or business.

        11.4    Limitation on Indemnification.    Notwithstanding anything to the contrary contained herein, no indemnification shall be available for either Indemnified Party for damages under this Section 11 until the aggregate amount of such damages exceeds $10,000 respectively, and then to the full extent of such damages; provided in no event shall each Indemnified Party's indemnification obligation under this Section 11 exceed the Purchase Price with the exception of an indemnification obligation arising under Section 11.1(iii) and (iv), to which no such limitation shall apply.

Section 12
Release

        12.1    Mutual Release.    With the exception of the parties' respective obligations relating to the purchase by Buyer of Seller's northeast operations and Seller's liability to Buyer's affiliate for invoices under certain service agreements, Buyer and Seller hereby voluntarily, knowingly and irrevocably release and forever discharge the other and any subsidiaries, divisions, and affiliate from all existing actions, claims, demands, causes of action, obligations, damages, liabilities, expenses and controversies

19

of any nature whatsoever, whether or not known, which they have, had, or may have had, against the other from the beginning of time up to but not including the Commencement Date.

Section 13
Survival

        13.1    Survival.    All representations, warranties, covenants and agreements made in this Agreement or in any exhibit, schedule, certificate, document, instrument or other agreement delivered in accordance with this Agreement shall survive the execution and delivery of this Agreement until the second anniversary of the Closing Date. Notwithstanding anything contained herein to the contrary, the obligations of Empire to pay the Coin Amount pursuant to Section 3.1(a)(ii) shall survive until satisfied.

Section 14
Other Provisions

        14.1    Further Assurances.    After the Closing, each of the parties will take such actions and execute and deliver to the other party such further documents, instruments of assignment, conveyances and transfers as, in the reasonable opinion of counsel to the requesting party, may be necessary (a) to ensure, complete and evidence the full and effective transfer of the Sale Assets to Buyer; and; (b) to fully and completely consummate the transactions and agreements contemplated by this Agreement.

        14.2    Entire Agreement.    This Agreement and the schedules and exhibits referred to herein, the Management Agreement and the confidentiality agreement entered into between Buyer and Seller on August 1, 2005 (the "Confidentiality Agreement") constitute the entire agreement and understanding of the parties and supersede any and all prior agreements and understandings relating to the Sale Assets and other matters provided for herein.

        14.3    Amendment, Waiver.    The provisions of this Agreement may be amended or waived only by an instrument in writing signed by the party against which enforcement of such amendment or waiver is sought. Any waiver of any term or condition of this Agreement or any breach hereof shall not operate as a waiver of any other such term, condition or breach, and no failure to enforce any provision hereof shall operate as a waiver of such provision or of any other provision hereof.

        14.4    Governing Law.    The construction and performance of this Agreement will be governed by the laws of the State of New York without regard to its laws or regulations relating to conflicts of law.

        14.5    Notices.    Any notice, demand or request required or permitted to be given under the provisions of this Agreement (a) shall be in writing; (b) shall be delivered personally, including by means of facsimile, overnight express delivery, or mailed by registered or certified mail, postage prepaid and return receipt requested; (c) shall be deemed given on the date of personal delivery or on the date set forth on the return receipt; and (d) shall be delivered or mailed to the addresses or facsimile numbers set forth below or to such other address as any party may from time to time direct in writing in accordance with this section (telephone numbers are provided to assist in coordination, but telephone conversations do not constitute notice):

  (i)
  If to Buyer:

        Empire Payphones, Inc.
        44 Wall Street, 6th Floor
        New York, NY 10005
        Attn: Andoni Economou
        Facsimile: (212) 635-5074

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    with copies to:

        Burton Weston, Esq.
        Garfunkel, Wild & Travis, P.C.
        111 Great Neck Road
        Great Neck, NY 11021
        Facsimile: (516) 466-5964

  (ii)
  If to Seller:

        Guy A. Longobardo, CEO
        ETS Payphones, Inc.
        1490 Westfork Drive Suite G
        Lithia Springs, GA 30122
        Facsimile: (914) 202-7239

    with copies to:

        Shannon Lowry Nagle, Esq.
        Stroock & Stroock & Lavan LLP
        180 Maiden Lane
        New York, New York 10038
        Facsimile: (212) 806-9039

        14.6    Interpretation.    The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

        14.7    Counterparts.    This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        14.8    Extension; Waiver.    At any time after the Closing, either party to this Agreement that is entitled to the benefits hereof may, but shall not be required to (a) extend the time for the performance of any of the obligations of the other party hereto, (b) waive any misrepresentation (including an omission) or breach of a representation or warranty of the other party hereto, whether contained herein or in any exhibit, schedule or document delivered pursuant hereto, or (c) waive compliance of the other party hereto with respect to any of the terms, conditions or provisions contained herein. Any such extension or waiver shall be valid only if set forth in a written instrument signed by the party giving the extension or waiver.

        14.9    Severability.    If any provision, or part thereof, of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and not in any way affect or render invalid or unenforceable any other provisions of this Agreement, and this Agreement shall be carried out as if such invalid or unenforceable provision, or part thereof, had been reformed so that it would be valid, legal and enforceable to the fullest extent permitted by applicable law.

[Remainder of this page intentionally left blank]

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        14.10    Benefit and Assignment.    This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective permitted successors and assigns. Buyer may assign its rights and obligations hereunder to an affiliate without prior written consent of Seller, provided that Buyer shall remain liable for all of its obligations hereunder. Otherwise, neither party shall be permitted to assign its rights and obligations hereunder. Nothing contained herein is intended to provide nor shall be construed as providing any rights to any third parties or any third party beneficiaries.

        IN WITNESS WHEREOF, the parties have executed this Asset Sale Agreement as of the day and year first written above.

BUYER:
Empire Payphones, Inc.
By:
Andoni Economou Executive Vice President
SELLER:
ETS PAYPHONES, INC.
By:
Guy A. Longobardo Chief Executive Officer

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Schedule 2.1.1
Phone Equipment

Schedule 2.1.2
Assumed Contracts

Schedule 2.1.3
Miscellaneous Equipment

Schedule 2.1.5
Service Agreements

Schedule 2.1.9
List of ANIs

Schedule 3.2(b)
Escrow Agreement

Schedule 3.3
Security Agreement

Schedule 5.3
NOI Report

Schedule 5.4
Pending Litigation

NONE

Schedule 5.5
Material Contracts

Appendix B

MANAGEMENT SERVICES AGREEMENT

        This Management Services Agreement ("Agreement") made as of this 1st day of November, 2005, by and between Empire Payphones, Inc., a New York corporation with its principal place of business at 44 Wall Street, New York, NY 10005 ("Empire"), and ETS Payphones, Inc., a Delaware corporation, with its principal place of business at 1490 Westfork Drive, Lithia Springs, GA 30122 ("ETS" or "Owner"). Empire and Owner may collectively be referred to herein as "Parties" or each individually as a "Party."

Recitals

        WHEREAS, Owner currently owns and operates certain pay telephone equipment in 30 states, the District of Columbia and Puerto Rico (the "Business"); and

        WHEREAS, ETS, as Seller, and Empire, as purchaser, have entered into an Asset Sale Agreement, of even date (the "ASA"), pursuant to which, subject, inter alia, to obtaining all required approvals, ETS has agreed to sell and convey to Empire substantially all of its payphones and related equipment, supplies, inventory and other personalty used in the Business (the "Assets", with capitalized terms used herein, unless herein defined, as defined in the ASA); and

        WHEREAS, ETS, in the operation of its Business, has and continues to incur financial losses; and

        WHEREAS, Empire is knowledgeable in the installation, maintenance, collection, repair, removal, relocation and operation of pay telephone equipment; and

        WHEREAS, pending obtaining all required approvals and the closing of the sale under the ASA, the Board of Directors of ETS has determined that it is in the best interests of ETS to engage Empire to provide management services and assume operating responsibility for the Business as of the Commencement Date, and, during the Term hereof, assume liability for, and fund all operational losses of such Business, if any; and

        WHEREAS, Empire, in consideration for the Management Fee (as hereinafter defined), has agreed to provide such services to ETS and fund such operating losses subject to the terms and conditions hereinafter set forth; and

        NOW THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    EMPIRE'S SERVICES

        (a)   During the Term (as defined hereinafter) and subject to the provisions of this Agreement, Empire shall have the authority to supervise and direct the management and operation of ETS' Business and shall be vested with the full power and authority necessary to fulfill its responsibilities, in each case subject to the oversight of the Board of Directors of ETS (the "Board"). The management and operational services to be performed by Empire shall include (i) the installation, collection, maintenance, repair, removal, relocation and related services for the pay telephones; (ii) the accounting, billing, collection of all revenue and remittance of all payments and obligations; and (iii) support and management of ETS employees, record keeping, making payroll and provision of administrative services in conjunction therewith (collectively "Services"). The Services shall include, but not be limited to, those set forth in Exhibit A hereto.

        (b)   Prior to the Commencement Date, Empire shall provide ETS with written notice of the names of the Empire personnel (the "Management Team") who shall be designated to oversee the provision of Services and otherwise perform Empire's obligations under this Agreement; provided, however, that in the event of the death, resignation or disability of any of the Management Team, or upon the termination of the employment of any of the Management Team by Empire, such Person shall be replaced by an individual selected by the remaining Management Team and the Board shall be notified in writing of such replacement; provided, further, however, that notwithstanding anything to the contrary set forth herein, the Management Team shall remain employees of Empire and shall not be deemed employees of ETS. Empire shall have all power and authority to take such actions and make such decisions necessary to provide the Services contemplated hereby and otherwise perform Empire's obligations hereunder to use its commercially reasonable efforts to promote the Business and interests of ETS, and to cause the Management Team to do (or not to do, as applicable) the same, subject, in each case, to any limitations imposed upon Empire by any applicable law, regulations and any limitations or restrictions contained in any agreement to which ETS is a party.

2.    TERM OF AGREEMENT—Subject to the provisions of Section 3 hereof, the term of this Agreement and the Parties' respective obligations under this Agreement shall commence on November 1, 2005 (the "Commencement Date") and shall continue for a period of two (2) years (the "Initial Term"); provided that this Agreement shall terminate prior to the end of the Initial Term (or any Renewal Term) in accordance with Section 3(a) below. Unless earlier terminated, the Initial Term of this Agreement shall be automatically extended for successive periods of one (1) year each (a "Renewal Term", with the then current term, whether the Initial Term or Renewal Term, being referred to herein as the "Term"), unless Empire, not later than sixty (60) days before the end of the Initial or then current Renewal Term, notifies ETS that the Agreement will terminate at the end of the Initial or then current Renewal Term.

3.    TERMINATION

        (a)   This Agreement is subject to termination ("Termination") prior to the end of the Initial Term or any Renewal Term: (i) by mutual written agreement of the Parties; (ii) upon the sale by ETS of all or substantially all of its assets to Empire (or its affiliates) (the "Sale"); (iii) upon the termination of the ASA as a result of ETS entering into an agreement relating to a Superior Proposal (as defined in the ASA) pursuant to Sections 6.4 and 9.1.2(d) of the ASA; (iv) solely at Empire's election, upon the termination of the ASA for any other reason; (v) the unanimous vote or consent of the Board to terminate this Agreement after the Initial Term, or (vi) by ETS for Cause. "Cause" as used in this Agreement means with respect to Empire or any member of the Management Team, (i) a material breach by Empire or any member of the Management Team of any of its obligations under this Agreement which breach shall not have been cured within 30 days following written notice by ETS to Empire of such breach, (ii) Empire or any member of the Management Team has been convicted of, or entered a plea of nolo contendere to, a misdemeanor involving moral turpitude or any felony under the laws of the United States or any state or political subdivision thereof relating directly to the Operations or the Business, or (iii) Empire or any member of the Management Team has committed an act constituting fraud, gross negligence or willful misconduct in connection with its duties hereunder; or (iv) breach of the provisions of Section 18 (Confidentiality) or Section 22 (Non-Competition) of this Agreement which (if capable of being cured) shall not have been cured within 30 days following written notice by ETS to Empire of such breach.

        (b)    Method of Termination.

  (i)
  If this Agreement is terminated because of a Sale, the Agreement shall be deemed terminated as of the date of the Closing.

  (ii)
  If this Agreement is terminated upon the unanimous vote or consent of the Board to terminate this Agreement after the Initial Term, ETS shall be required to give prior written notice of such Termination to Empire at least ninety (90) days prior to the expiration of the Initial Term or any Renewal Term, and, as a condition to such termination, within thirty (30) days after giving such notice, ETS shall be required to place in escrow with Empire's counsel the total amount of the Initial Payment, Installment Payments, Shortfall Advances and

2

    Assumed Commissions (as those terms are defined herein or in the ASA) that have been paid, incurred, settled or otherwise resolved by Empire. If the funding condition is satisfied and the termination of this Agreement as a result of such Board decision is effective, the Termination Date shall be the ninety-first (91st) day after ETS provides notice of such decision to Empire.

  (iii)
  If this Agreement is terminated at Empire's election because of the termination of the ASA, this Agreement shall terminate upon the date notice of Termination is given by Empire.

  (iv)
  If Empire notified ETS of its desire to terminate the Agreement, not later than sixty (60) days before the end of the Term, and not have it automatically renewed, the Termination Date shall be the final day of the Term.

  (v)
  If ETS terminates the Agreement for Cause, the Termination Date shall be the thirty-first (31st) day following the written notice required to terminate for Cause and any required cure period expires.

  (vi)
  If this Agreement is terminated for any other reason the party terminating this Agreement shall be required to give thirty (30) days prior written notice, and the Termination Date shall be the last day of the quarter in which such written notice of Termination is give.

  (vii)
  If this Agreement is terminated for any reason other than the Closing of the Sale to Empire under the ASA,, (i) Empire shall have no liability or obligation for any Expenses, for any Assumed Commissions that have not been paid, settled, satisfied or otherwise resolved, or for any other liabilities or obligations relating to the Business arising from and after the Termination Date; and (ii) ETS shall be obligated to repay to Empire, within five (5) business days after the Termination Date, any Initial Payment, Installment Payments, Shortfall Advances and Assumed Commissions (as those terms are defined herein and in the ASA) that have been paid, incurred, settled or otherwise resolved by Empire.

        (c)    Transition.    Following any Termination of this Agreement, each Party shall cooperate in good faith with the other to maintain, transfer and/or retain all assets and records, and take all other actions reasonably necessary to provide ETS and their respective successors and assigns with sufficient information to calculate any portion of the Management Fee that may be owing, perform a final accounting and make alternative service arrangements substantially consistent with those contemplated by this Agreement. Unless the Agreement is terminated for Cause, the Management Fee shall be calculated as if the Termination Date was the last day of the then current quarter during which the Termination Date occurs. Upon Termination, Empire shall cooperate with ETS, and execute such documents as reasonably may be required, to transition the management of the Business back to ETS.

4.    CHARGES FOR SERVICES

        (a)   In consideration of Empire's provision of Services, Empire shall be entitled to receive a management fee (the "Management Fee") which shall be calculated and payable as set forth in this Section 4(a). Beginning on the Commencement Date and through the Term, Empire shall have the sole and exclusive right and authority to collect all coin in the pay telephone equipment ("Coin Revenue"), long distance revenues, operator service provider revenues, the prorated amount of any bonus or upfront payment made under any operator service provider agreement, all receipts from Dial Around Service Providers (as defined hereinafter), advertising revenue, sales and service revenue, any other line items of revenue reflected on ETS' income statement provided to Empire covering the period of January through August, 2005, and all accounts receivable and other revenues generated by the Business on or after the Commencement Date (collectively, excluding Coin Revenue, the "Contract Revenue"). Notwithstanding anything to the contrary herein contained, Empire shall still be obligated to pay to ETS the Coin Amount (as defined in the ASA). Empire shall be responsible for, and shall bear and pay from Coin Revenue, Contract Revenue or otherwise fund from its own cash to the extent of any shortfall ("Shortfall Advances"), all costs and expenses associated with (i) the provision of

3

Services, (ii) any capital improvements or extraordinary expenses necessary for the conduct of the Business, (iii) the conduct of the Business and the management of ETS' affairs relating to the Business provided hereunder and arising from and after the Commencement Date, including, without limitation, all administrative overhead relating solely to the Business (but not any other administrative cost or overhead of ETS' corporate affairs), all ETS managed employee salaries, benefits, withholding, unemployment, workers compensation and any other taxes required to be paid by employers relating to the employment of its employees (except for such employee related expenses for certain Nonmanaged Employees as described hereinafter), insurance policy premiums, all ILEC, CLEC and other telephone company charges, all costs of maintenance, repairs and replacement, all commissions, any fees under any site contracts, Service Agreements (as defined hereinafter) or any contracts or agreements, all of which shall be payable in the same manner as historically paid by ETS, and (iv) a resource fee in the amount of $92,000 per month to Manhattan Telecommunications Corporation ("MetTel"), manager's affiliate, for the use of MetTel's personnel, systems and resources in connection with providing the Services (the "MetTel Resource Fee") (i) through (iv) of this Section 4(a) shall be (collectively referred to herein as the "Expenses"). The Shortfall Advances shall be deemed to include any accrued but unpaid portion of the MetTel Resource Fee. Empire shall not be responsible for any costs or expenses of ETS' wind down operations, Board related activities or corporate overhead not directly related to the Business. At the end of the Initial Term (or upon Termination) or at the end of any Renewal Term (or upon earlier Termination), after payment of all Expenses, Shortfall Advances, Assumed Commissions (as hereinafter defined) (collectively, "Total Disbursements"), Empire shall receive the first $400,000 of Coin Revenue and Contract Revenue in excess of Total Disbursements for such Term ("Excess Revenue"), and thereafter, any Excess Revenue over $400,000 for such Term shall be divided and paid 50% to Empire and 50% to ETS within thirty (30) days of the end of such Term.

        (b)   From and after the Commencement Date, during the Term of this Agreement, Empire shall have the exclusive obligation to perform the Services and the rights associated therewith.

        (c)   The amounts due to ETS from providers of dial-around telecommunications services to ETS (the "Dial Around Service Providers") in the quarter in which the Commencement Date takes place shall be prorated by the number of days elapsed in such quarter prior to the Commencement Date. It shall be the obligation of Empire to make submissions for all calendar quarters after November 1, 2005. From and after such date through the Term, ETS shall not make any reports to the Dial Around Service Providers and shall not make any collections in respect thereof. Empire shall promptly remit to ETS (i) receipts from Dial Around Service Providers for periods prior to Commencement Date (including pro-rated amounts for the Quarter in which the Commencement Date took place) and (ii) copies of any and all data returned to ETS from the Dial Around Service Providers, including, but not limited to, any computer discs and printed copies of reports from Dial Around Service Providers that relate to any period prior to the Commencement Date.

        (d)   Expenses and receipts, including but not limited to, any taxes owing with regard to the Business, and all other similar items of expense or receipt related to the Business shall be prorated between ETS and Empire as of the Commencement Date.

5.    ILEC, CLEC AND OTHER SERVICE

        During the Term of this Agreement, Empire shall have the right to contract with any carrier, competitive local exchange carrier ("CLEC") or other service provider for local, regional, long distance or operator provider service, or any other service that Empire, in its sole discretion determines, including, without limitation any affiliate of Empire providing such services (collectively, "Service Agreements"), and, to the extent required, ETS hereby provides Empire with a limited power of attorney coupled with an interest, to execute a Letter of Authorization or Agency to enter into any such Service Agreements on ETS' behalf during the Term of this Agreement. During the Term of this

4

Agreement, ETS shall have no right to enter into any such Service Agreements with respect to the pay telephone equipment.

6.    AGENCY—Under the terms and subject to the conditions of this Agreement, ETS hereby appoints Empire as its agent with a limited power of attorney coupled with an interest (a) to execute in ETS' name, documents and to take actions on behalf of ETS relating to the Services, (b) to prepare, execute and deliver, to the extent not done so by ETS, all written administrative notices, reports, certificates and other documents or instruments required under, and in accordance with, any regulatory requirements or existing contracts or requested in writing by ETS. ETS shall execute a limited power of attorney, if required, to provide Empire with the authority to execute such documents on behalf of ETS consistent with the agency relationship and providing the Services under this Agreement. Empire acknowledges and agrees that notwithstanding such agency, it does not have the authority and it shall not execute any contract or agreement (i) involving collective bargaining or other labor matters that would bind ETS, (ii) pledging the assets of ETS as collateral, (iii) obligating ETS on any loan except loans or obligations in the ordinary course of its business, including trade credit or (iv) which purports to sell any asset, including the pay telephone equipment except obsolete equipment with a value not to exceed $20,000 in the aggregate. Empire may obtain approval to execute such agreements and documents only upon prior written approval of the Chief Executive Officer, which shall not be unreasonably withheld.

7.    COMPLIANCE WITH LAWS

        (a)   In performing the Services, Empire and ETS shall each comply with all agreements, applicable federal, state and local laws, ordinances, regulations and codes. Empire and ETS shall each use commercially reasonable efforts to ensure such compliance by each of its employees, ETS managed employees, agents and representatives involved in performance of the Services.

        (b)   Unless otherwise provided by law, ETS and Empire shall cooperate in identifying and obtaining any permits, certificates, licenses, inspections or other governmental approvals (collectively, the "Authorizations") that might be required for Empire to provide the Services. Empire shall reimburse ETS for the expense of obtaining such Authorizations, provided that ETS obtain Empire's prior written approval to all such expenses.

8.    EMPIRE'S INSURANCE—During the term of this Agreement, Empire shall maintain commercially reasonable amounts of Comprehensive General Liability ("CGL") insurance with respect to the Operations, including contractual liability, products and completed operation coverage, and broad form property damage coverage. The CGL insurance shall designate ETS as an additional insured and Empire shall furnish ETS with certificates or other reasonably adequate proof of the foregoing insurance. Any such certificates furnished by Empire shall contain a clause stating that ETS is to be notified in writing at least thirty (30) days prior to cancellation of or any material change in the policy and its coverage.

9.    ASSUMED AND EXCLUDED LIABILITIES—From and after the Commencement Date Empire shall assume from ETS and thereafter pay, perform, and/or discharge in accordance with their respective terms: (i) all liabilities arising from the Business after the date of this Agreement, including, but not limited to, all Expenses and any fines or penalties assessed against ETS as a result of Empire's providing Services under this Agreement ("Assumed Liabilities"). Except as otherwise expressly provided in the ASA, Empire shall not assume, and shall not be responsible for any liabilities arising from, or otherwise relating to, the Operations prior to the Commencement Date, or any other liabilities of Owner whatsoever that are not Assumed Liabilities. Without in any way limiting the generality of the preceding, in no event shall Empire be liable for any costs incurred by ETS, or any costs otherwise relating to, obtaining Shareholder Approval of the transactions contemplated by the ASA. Pursuant to, and as otherwise provided in Section 20 of this Agreement, ETS shall indemnify and hold Empire harmless from and against any liabilities that are not Assumed Liabilities.

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10.    NONMANAGED EMPLOYEES OF ETS—Certain senior management level and administrative employees of ETS who perform services for ETS' corporate overhead and not in connection with the Business will not be managed by Empire pursuant to this Agreement and Empire will not be responsible for payment of their salary, benefits or related expenses (the "Nonmanaged Employees"). The Nonmanaged Employees will perform corporate related and administrative functions for ETS and the Board and will provide no services in connection with the Business. The names of these employees will be provided to Empire at the Commencement Date. Empire acknowledges and agrees that from time to time during the Term of this Agreement and in the ordinary course of their duties, the Nonmanaged Employees may require information from or reasonable cooperation with Empire and ETS employees being managed by Empire. Empire agrees to reasonably cooperate with the Nonmanaged Employees, provide reasonable use of assets being used to perform the Services, and access to information at ETS or Empire, to the extent requested, in order for the Nonmanaged Employees to perform their jobs.

11.    ACCOUNTS—Empire shall establish and maintain sole control of accounts as are necessary for Empire to perform the Services and pay the Expenses (the "Accounts"). All Coin Revenue and Contract Revenue generated or that accrued after the Commencement Date shall be deposited in the Accounts. All Expenses will be paid from the Accounts. ETS acknowledges and agrees it shall not assert any ownership interest in, or otherwise claim or have any rights in the Accounts and shall not have access to the funds deposited therein. Notwithstanding anything to the contrary herein contained, nothing shall prevent Empire during the Term of this Agreement from commingling any of the funds in the Accounts with other Empire affiliates' monies or from Empire paying any Expenses from Shortfall Advances drawn from other Empire affiliates' accounts.

12.    OWNER-PROVIDED EQUIPMENT—Upon the execution of this Agreement, ETS shall provide to Empire the following components relating to the Business to be used by Empire in providing the Services.

        (a)   Complete pay telephone sets, including coin mechanisms, housing, locks, coin boxes, handsets and keys.

        (b)   All telephone booths, enclosures, stations, pedestals, for mounting, enclosures, fixtures, circuit boards and other equipment connected to, or installed in the pay telephone equipment.

        (c)   All signs, masts, swing away signs, telephone directory facilities and directories.

        (d)   All customer data, books and records associated with such the Business, all associated customer service records, all related computer tapes and/or records and files (written, printed or otherwise), accounts receivable status and history reports, and all customer service and provisioning history (the "Customer Data");

        (e)   Copies of all site contracts, vendor lists, agency agreements, commission agreements and any other contracts relating to the Business to which ETS is a party ("Contracts");

        (f)    A list of all pay telephone numbers ("ANIs"), keycodes, any other security codes to afford Empire access the Phones or any systems used or useful in connection with the Business ("Codes"); and

        (g)   A schedule of all licenses, permits, registrations and authorizations for the Business (the "Permits");

        (h)   All office equipment, furniture, general supplies, computer access, software and all other equipment used or useful in the conduct of the Business.

        Notwithstanding anything contained in this Agreement to the contrary, Empire expressly acknowledges that this Agreement does not convey ownership of any of the pay telephone equipment or other ETS' assets to Empire.

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13.    EMPIRE TOOLS AND EQUIPMENT—Unless otherwise specifically provided in this Agreement, Empire shall provide all tools and equipment necessary for performance of the Services ("Service Tools"). In the event that Empire uses as Service Tools any tools or equipment owned or rented by ETS ("Owner Service Tools"), Empire shall accept any such Tools, whether owned or leased, "as is, where is". ETS has no responsibility for the condition or state of repair of such Service Tools. ETS shall have or claim no interest in the Service Tools provided by Empire.

14.    SERVICES PROVIDED BY THIRD PARTIES—If any part of the Services for which Empire is responsible under this Agreement is performed by Empire subcontractors or other independent third parties, Empire shall be responsible to assure that such work is in conformance with applicable law and commercially reasonable standards and shall be solely responsible for the payment of all fees, charges and other expenses incurred in connection therewith ("Subcontractor Fees"). Empire shall indemnify and hold ETS harmless from and against any liabilities for such Subcontractor Fees and any other liability or damages incurred by ETS as a result of Empire's use of such subcontractor or independent third party.

15.    INDEPENDENT CONTRACTOR

        (a)   Empire and its employees, agents and representatives shall perform the Services under this Agreement in the capacity of independent contractors, and Empire acknowledges that Empire and its employees, agents and representatives shall not, by reason of this Agreement or performance of Services, be considered employees of ETS or entitled to any benefits otherwise available to employees of ETS.

        (b)   The employees of ETS that work under the supervision of Empire in the performance of the Services under this Agreement shall be and remain the employees of ETS, and nothing contained herein shall be construed to provide that such employees shall in any way be employees of Empire or be entitled to any rights or benefits otherwise available to the employees of Empire. Empire shall have no obligations in respect of any such ETS employees except as expressly herein provided.

16.    SUPERVISORY ROLE OF BOARD OF DIRECTORS AND ETS' CEO—The terms of this Agreement and the performance of Empire's obligations hereunder shall be subject to the general oversight of the Board; provided that the Board shall have no involvement in the day to day management of the Business by Empire. Empire shall communicate bi-weekly, at a minimum, with the Chief Executive Officer and the Chairman of the Board of ETS (the "CEO"), with respect to results of the Business and performance of the Services. Empire shall furnish reports to the Board and attend Board meetings upon reasonable request and notice. Empire shall immediately notify ETS of any written notice from any third party of any claim or legal process that is likely to become material to ETS. Except as provided herein, during the term of this Agreement Empire shall have the sole authority to make hiring and firing decisions with respect to middle management and rank and file employees of ETS in conjunction with performance of the Services, provided, however, that any decision to terminate the employment of Jeff Fennell or Michael McClellan ("Senior Managers") cannot be made unilaterally by Empire, but only upon recommendation to, and action by, the Board. In no event shall Empire have any liability for any severance or termination payment that may otherwise be payable to any Senior Manager under any agreements with, or policies of, ETS, and any such obligation shall remain the responsibility of ETS. Empire shall have no rights to hire or fire Nonmanaged Employees.

17.    USE OF INFORMATION

        (a)   ETS shall provide Empire with all:

  (i)
  Security codes for access to all pay telephone equipment and and and all other security codes, passwords, identification numbers, combinations and similar items relating to the Business and

7

    the assets thereof (collectively, the "Security Codes"), together with all licenses and rights of use, if any, granted with respect thereto;

  (ii)
  to the extent reasonably required by Empire, copies of all registries, applications, permits, franchises, licenses, authorizations and approvals submitted or filed by ETS to or with any governmental or regulatory authority, or issued or granted by any such authority to ETS, in connection with the Operations;

  (iii)
  all customer data, books and records associated with the Operations, including, without limitation, all associated customer service records, all related computer tapes and/or records and files (written, printed or otherwise), all revenue data and history reports, and all customer service and provisioning history (the "Customer Data");

        (b)   During the Term of this Agreement, and in connection with the performance of the Services, ETS hereby grants Empire a license to utilize the pay telephone numbers ("ANI's) listed on Exhibit B to the pay telephone equipment.

        (c)   All specifications, drawings, sketches, models, samples, tools, computer programs, technical information or data, and financial information, written, oral or otherwise, furnished by Empire to ETS under this Agreement or in contemplation hereof ("Empire Data") shall be considered by ETS to be confidential or proprietary and the confidentiality thereof shall be maintained by ETS and not violated or otherwise disclosed. All such Empire Data shall be, and remain at all times, the property of, and owned and controlled by Empire.

18.    CONFIDENTIALITY—Except to the extent necessary for Empire in the performance of its Services in the ordinary course of its business, the Parties hereby agree that neither them, their affiliates, nor any representatives of them or their affiliates will, without the prior written consent of the other Party, directly or indirectly, disclose to any other person any information obtained in providing Services pursuant to this Agreement that is not otherwise publicly available with respect to total Coin Revenue, total Contract Revenue, Expenses, the Management Fee, profitability or other similar facts with respect to the Operations ("Confidential Information"). Confidential Information may be disclosed: (i) with prior written notice to ETS as soon as practical, if compelled to be disclosed by judicial or administrative process or other requirements of law, including tax or other governmental filings; and (ii) to any affiliates, lenders, purchasers, and permitted successors and assigns of Empire.

19.    RETURN OF INFORMATION—Upon Termination, Empire shall cooperate with ETS and immediately deliver to ETS all Confidential Information and any other information or assets used by Empire or removed from ETS during the performance of Services. Empire shall not retain any copies or abstracts of the Confidential Information or other information obtain from ETS during the term of this Agreement.

20.    INDEMNIFICATION

        (a)    Indemnity by Owner.    Subject to the terms and conditions of this Agreement and the limitations contained in this Section 20, ETS shall indemnify and hold harmless Empire from and against any damages, including reasonable attorneys fees and expenses, as a result of (i) any breach of a representation or warranty made by ETS in this Agreement; (ii) the breach of any covenant, agreement or undertaking by ETS contained in this Agreement; and (iii) any liability or obligation of ETS that is not an Assumed Liability.

        (b)    Indemnity by Empire.    Subject to the terms and conditions of this Agreement and the limitations contained in this Section 20, Empire shall indemnify and hold harmless ETS from and against any damages, including reasonable attorneys fees and expenses, as a result of (i) any breach of a representation or warranty made by Empire in this Agreement; (ii) the breach of any covenant, agreement or undertaking by Empire contained in this Agreement; and (iii) any Assumed Liability.

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        (c)    Third Party Claims.

  (i)
  Except as otherwise provided herein, the procedures set forth in the following paragraphs of this Section 20(c) shall apply to indemnification of claims arising from the assertion of liability by persons or entities not parties to this Agreement.

  (ii)
  The party seeking indemnification (the "Indemnified Party") shall, as promptly as reasonably practicable, give written notice to the party from which indemnification is sought (the "Indemnifying Party") of any assertion of liability by a third party that might give rise to a claim by the Indemnified Party against the Indemnifying Party based on the indemnity agreements contained in this Agreement or in any document executed and delivered in connection herewith, stating the nature and basis of the assertion and the amount thereof to the extent known. Failure on the part of the Indemnified Party to give prompt notice to the Indemnifying Party shall not limit or otherwise affect such Indemnified Party's right to indemnification hereunder so long as the Indemnifying Party is not materially adversely affected.

  (iii)
  In the event that any legal action is brought against an Indemnified Party with respect to which the Indemnifying Party may have liability under an indemnity agreement contained in this Agreement or in any document executed and delivered in connection herewith, the Indemnifying Party shall have the right, at its sole cost and expense, to defend the Indemnified Party against such legal action (and any appeal and review thereof), with counsel reasonably acceptable to the Indemnified Party. In any such legal action, the Indemnified Party shall have the right to be represented by advisory counsel and accountants, at its own expense, and the Indemnifying Party shall keep the Indemnified Party fully informed as to such proceeding at all stages thereof, whether or not the Indemnified Party is represented by its own counsel.

  (iv)
  Until the Indemnifying Party shall have assumed the defense of such legal action, or if the Indemnified and Indemnifying Parties are both named parties in such legal action and the Indemnified Party shall have reasonably concluded that there may be defenses available to it that are different from or in addition to the defenses available to the Indemnifying Party (in which case the Indemnifying Party shall not have the right to assume the defense of such legal action but shall remain responsible for its obligation as an indemnitor), all legal and other reasonable expenses incurred by the Indemnified Party as a result of such legal action, shall be borne solely by the Indemnifying Party. In such event the Indemnifying Party shall make available to the Indemnified Party and its attorneys and accountants, for review and copying, all of its books and records relating to such legal action and the parties agree to render to each other such assistance as may reasonably be requested in order to facilitate the proper and adequate defense of any such legal action.

  (v)
  Neither the Indemnifying Party nor the Indemnified Party shall make any settlement of any claim without the written consent of the other, which consent shall not be unreasonably withheld. Without limiting the generality of the foregoing, it shall not be deemed unreasonable to withhold consent to a settlement involving injunction or other equitable relief against the Indemnified Party or its assets, employees or business.

        (d)   Notwithstanding anything to the contrary contained herein, no indemnification shall be available for either Indemnified Party for damages under this Section 20 until the aggregate amount of such damages exceed $10,000 respectively, and then to the full extent of such damages; provided in no event shall each Indemnified Party's indemnification obligation under this Section 20 exceed the Purchase Price in the ASA, with the exception of an indemnification obligation arising under Section 20(a)(iii) to which such limitation shall not apply.

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21.    SURVIVAL OF OBLIGATIONS—Each Party's obligations under this Agreement, which by their nature would continue beyond the Termination, cancellation or expiration of this Agreement, including, by way of illustration only and not limitation, those in clauses titled "INDEMNIFICATION," "TRANSITION" and "CONFIDENTIALITY" shall survive Termination, cancellation or expiration of this Agreement for a period of two years after the Termination Date.

22.    NON-COMPETITION—Empire agrees that it shall not, directly or indirectly during the Term engage in competition or otherwise interfere with or disrupt, or attempt to interfere with or disrupt, the relationship, contractual or otherwise, between ETS and any existing site owner where pay telephone equipment is located (a "Site Owner") in the states in which ETS conducts its Business. Notwithstanding the foregoing, during the Term, Empire may, enter into a contractual relationship with a Site Owner, or otherwise pursue or acquire another business opportunity with respect to a Site Owner for itself or direct such opportunity to a person other than ETS if in each case, if, after utilizing its best efforts, Empire is unable to renew any contractual relationship with any such Site Owner at the end of its term, or otherwise obtain such Site Owner's agreement to pursue or afford the subject business opportunity to ETS. "Competition" as used herein shall mean engaging in the ownership or operation of pay telephone services or equipment in the 30 states in which ETS owns and operates pay telephones the District of Columbia and Puerto Rico.

23.    COOPERATION—Empire agrees, upon reasonable notice, to cooperate at ETS' expense with ETS and its legal counsel on any matters relating to the conduct of any litigation, claim, suit, investigation or proceeding involving ETS in connection with any facts or circumstances occurring during Empire's engagement by ETS in which ETS reasonably determines that Empire's cooperation is necessary or appropriate. ETS, upon Empire's reasonable request, shall cooperate with Empire in connection with any matters relating to the performance of its Services under the terms of this Agreement.

24.    INJUNCTIVE RELIEF; REMEDY—Empire and ETS acknowledge to each other that a material breach or threatened material breach of any of the terms set forth herein may result in an irreparable and continuing harm to the other for which there may be no adequate remedy at law. Each party shall, without posting a bond, be entitled to seek injunctive and other equitable relief, in addition to any other remedies available to it. All expenses, including, without limitation, attorney's fees and expenses incurred in connection with any legal proceeding arising as a result of a breach or threatened breach of this Agreement shall be borne by the losing party to the fullest extent permitted by law and the losing party hereby agrees to indemnify and hold the other party harmless from and against all such expenses.

25.    EMPIRE REPRESENTATIONS—Empire represents and warrants to ETS as follows:

        (a)    Authorization.    The execution, delivery and performance of this Agreement and the transactions contemplated by this Agreement (i) are within the corporate or other legal authority of Empire, (ii) have been duly authorized by all necessary corporate or other proceedings by Empire and (iii) do not and will not conflict with or result in any breach or contravention of any applicable law or any contract, agreement or of the certificate of incorporation, bylaws, or any similar organizational documents of Empire.

        (b)    Enforceability.    The execution and delivery of this Agreement will result in a valid and legally binding obligation of Empire enforceable against it in accordance with the respective terms and provisions hereof except as enforceability is limited by bankruptcy, reorganization, insolvency, moratorium fraudulent conveyance and other similar laws relating to or affecting creditors' rights generally.

26.    ETS REPRESENTATIONS—ETS represents and warrants to Empire as follows:

        (a)    Authorization.    The execution, delivery and performance of this Agreement and the transactions contemplated by this Agreement (i) are within the corporate or other legal authority of ETS, (ii) have been duly authorized by all necessary corporate or other proceedings by ETS and

10

(iii) do not and will not conflict with or result in any breach or contravention of any applicable law or any contract, agreement or of the certificate of incorporation, bylaws, or any similar organizational documents of ETS.

        (b)    Enforceability.    The execution and delivery of this Agreement will result in a valid and legally binding obligation of ETS enforceable against it in accordance with the respective terms and provisions hereof except as enforceability is limited by bankruptcy, reorganization, insolvency, moratorium fraudulent conveyance and other similar laws relating to or affecting creditors' rights generally.

27.    MISCELLANEOUS

        (a)    Further Assurances.    From and after the date of this Agreement, each of the Parties will take such actions and execute and deliver to the other Party such further documents, instruments of assignment, conveyances and transfers as, in the reasonable opinion of counsel to the requesting Party, may be necessary to fully and completely consummate the transactions and agreements contemplated by this Agreement.

        (b)    Benefit and Assignment.    This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective permitted successors and assigns. Empire may assign its rights and obligations hereunder to an affiliate without the prior written consent of ETS provided that Empire shall remain liable for all of its obligations hereunder. Otherwise, neither Party shall be permitted to assign its rights and obligations hereunder. Nothing contained herein is intended to provide nor shall be construed as providing any rights to any third parties or any third party beneficiaries.

        (c)    Entire Agreement.    Except as relates to existing service or dial tone agreements between the parties or their affiliates, and any other agreements not otherwise relating directly to the Business, this Agreement and the schedules and exhibits referred to herein constitute the entire agreement and understanding of the Parties and supersede any and all prior agreements and understandings relating to the use and administration of the pay telephone equipment and other matters provided for herein.

        (d)    Amendment, Waiver.    The provisions of this Agreement may be amended or waived only by an instrument in writing signed by the party against which enforcement of such amendment or waiver is sought. Any waiver of any term or condition of this Agreement or any breach hereof shall not operate as a waiver of any other such term, condition or breach, and no failure to enforce any provision hereof shall operate as a waiver of such provision or of any other provision hereof.

        (e)    Governing Law, Jurisdiction.    The construction and performance of this Agreement will be governed by the laws of the State of New York without regard to its laws or regulations relating to conflicts of law.

        (f)    Notices.    Any notice, demand or request required or permitted to be given under the provisions of this Agreement (a) shall be in writing; (b) shall be delivered personally, including by means of facsimile, overnight express delivery, or mailed by registered or certified mail, postage prepaid and return receipt requested; (c) shall be deemed given on the date of personal delivery or on the date set forth on the return receipt; and (d) shall be delivered or mailed to the addresses or facsimile numbers set forth below or to such other address as any party may from time to time direct in writing in accordance with this section (telephone numbers are provided to assist in coordination, but telephone conversations do not constitute notice):

  (i)
  If to Empire:

      Empire Payphones, Inc.
      44 Wall Street, 6th Floor
      New York, NY 10005
      Attn: Andoni Economou
      Facsimile: (212) 635-5074

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    with copies to:

      Burton Weston, Esq.
      Garfunkel, Wild & Travis, P.C.
      111 Great Neck Road
      Great Neck, NY 11021
      Facsimile: (516) 466-5964

  (ii)
  If to ETS:

      Guy A. Longobardo, CEO
      ETS Payphones, Inc.
      1490 Westfork Drive Suite G
      Lithia Springs, GA 30122
      Facsimile: (914) 202-7239

    with copies to:

      Shannon Lowry Nagle, Esq.
      Stroock & Stroock & Lavan LLP
      180 Maiden Lane
      New York, New York 10038
      Phone: (212) 806-5400
      Facsimile: (212) 806-9039

        (g)    Interpretation.    The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

        (h)    Counterparts.    This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        (i)    Extension; Waiver.    At any time after the execution of this Agreement, either party to this Agreement that is entitled to the benefits hereof may, but shall not be required to (a) extend the time for the performance of any of the obligations of the other party hereto, (b) waive any misrepresentation (including an omission) or breach of a representation or warranty of the other party hereto, whether contained herein or in any exhibit, schedule or document delivered pursuant hereto, or (c) waive compliance of the other party hereto with respect to any of the terms, conditions or provisions contained herein. Any such extension or waiver shall be valid only if set forth in a written instrument signed by the party giving the extension or waiver.

        (j)    Severability.    If any provision, or part thereof, of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and not in any way affect or render invalid or unenforceable any other provisions of this Agreement, and this Agreement shall be carried out as if such invalid or unenforceable provision, or part thereof, had been reformed so that it would be valid, legal and enforceable to the fullest extent permitted by applicable law.

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        IN WITNESS WHEREOF, the parties have executed this Management Services Agreement as of the day and year first written above.

BUYER:
Empire Payphones, Inc.
By:
Andoni Economou Executive Vice President
SELLER:
ETS PAYPHONES, INC.
By:
Guy A. Longobardo Chief Executive Officer

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EXHIBIT A

SERVICES

I. INSTALLATION

1.    Empire is responsible for the installation of pay telephone station equipment, including in Empire's sole discretion, but not limited to, coin telephone sets, charge-a-call sets, long distance sets, and telephone devices for the deaf ("TDD's"), station equipment including pedestals, shelves, enclosures, booths, masts, signs, ground rods, lights, glass, and any other equipment not part of the payphone itself.

2.    Empire shall use commercially reasonable efforts to ensure that the owner, landlord, tenant or other individual or entity controlling the premises where the payphone installation is to be made ("Owner Customer") is notified of the planned installation.

3.    Empire retains the option in its discretion to perform any additional installation work in conjunction with any payphone installation. All installation work shall be performed by Empire in a commercially reasonable manner similar to the manner Empire would employ in connection with phones that it or any affiliate owns.

II. ADMINISTRATION AND COLLECTIONS

1.    Empire is responsible for the administration and record keeping for all of the Phone equipment and for the collection of all revenue from the payphones which are subject to the terms of this Agreement. Empire may determine collection schedule, in its sole discretion.

2.    Empire's required collection activities shall include commercially reasonable methods to (i) collect coin box and replace it with an empty coin box (ii) test payphone to ensure proper operations (iii) clean payphone and shelf and (iv) to the extent necessary during each collection visit, provide miscellaneous coin station maintenance, e.g. coin testing, clearing jammed chutes, changing cards, and any minor maintenance required for the continued proper operation of the payphones.

3.    Empire shall use commercially reasonable methods to prevent theft and safeguard coin revenues collected from the payphones. Empire shall take commercially reasonable corrective action to prevent such theft when required. Any loss of coin revenue from the Payphones due to theft will be the sole responsibility of Empire.

4.    Empire shall be required to maintain records on all upper and lower housing and collection keys in its possession which relate to the payphones. Empire assumes responsibility for replacing lost/stolen/missing payphone keys, locks and other material supplied by ETS pursuant to the terms of this Agreement and the costs associated with such replacements shall be borne by Empire.

5.    Empire shall use software to establish the routes for collection of payphones.

III. MAINTENANCE/REPAIR/REMOVALS

1.    Empire shall be responsible to properly maintain and repair the Payphones and ensure that all payphones and associated equipment are kept in working order and otherwise in compliance with regulatory requirements.

2.    Empire is responsible for changing out, removing, and relocating payphones, charge-a-call sets, AT&T sets, TDD's and any other equipment related to the payphones.

3.    Empire shall use software to assign responsibility for maintenance, repair and determining collections.

4.    All repair and maintenance work performed by Empire shall be performed in a commercially reasonable manner similar to the manner Empire would employ in connection with phones that it or any affiliate owns.

Appendix C

FORM OF AMENDMENT TO CERTIFICATE OF INCORPORATION OF ETS PAYPHONES, INC.

CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF INCORPORATION
OF
ETS PAYPHONES, INC.

Under Section 242 of the Delaware
General Corporation Law

It is hereby certified that

  1.
  The name of the corporation (hereinafter called the "Corporation") is ETS Payphones, Inc.

  2.
  The Certificate of Incorporation of the Corporation, as filed with the Secretary of State of the State of Delaware on November 8, 2002 is hereby amended by deleting Article FIRST in its entirety and by inserting the following new Article FIRST in lieu thereof:

            "FIRST: The name of the Corporation is Payphone Wind Down Corporation (the "Corporation")."

  3.
  The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

        Signed this    day of            , 2006.

Name: Guy A. Longobardo
Title: President and Chief Executive Officer

ETS PAYPHONES, INC.

ANNUAL MEETING OF STOCKHOLDERS—                        , 2006
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned stockholder of ETS Payphones, Inc., a Delaware corporation (the "Company"), having received Notice of the Annual Meeting and Proxy Statement of the Company, hereby appoints Michael H. McClellan and David C. Jones, and each of them the proxies of the undersigned with full power of substitution to vote at the Annual Meeting of Stockholders of the Company to be held at    :00 a.m./p.m., local time, on                        , 2006, and at any adjournment or adjournments thereof (the "Meeting"), with all the power which the undersigned would have if personally present, hereby revoking any proxy heretofore given. The undersigned hereby acknowledges receipt of the proxy statement for the Meeting and instructs the proxies to vote as directed on the reverse side.

(Continued and to be signed and dated on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

ETS PAYPHONES, INC.

                        , 2006

PLEASE DATE, SIGN AND MAIL
YOUR PROXY CARD IN THE
ENVELOPE PROVIDED AS SOON AS POSSIBLE, OR VOTE BY TELEPHONE AT 1-866-594-5302.

-Please detach along perforated line and mail in the envelope provided. -

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF PROPOSALS 1, 2, 3 AND "FOR" THE NOMINEES LISTED IN PROPOSAL 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

.

				FOR	AGAINST	ABSTAIN
1.	To approve the sale of substantially all of the Company's assets to Empire Payphones, Inc., pursuant to the Asset Sale Agreement, dated as of November 1, 2005 between ETS Payphones, Inc. and Empire Payphones, Inc. (the "Asset Sale Agreement")			☐	☐	☐
2.	To approve the Company's dissolution and the winding down of its operations, effective upon the consummation of the transactions contemplated by the Asset Sale Agreement			☐	☐	☐
3.
	To amend the Company's Certificate of Incorporation to change the Company's corporate name to "Payphone Wind Down Corporation", effective upon the consummation of the transactions contemplated by the Asset Sale Agreement			☐	☐	☐
4.	To elect 5 nominees for Directors:
NOMINEES:
☐	FOR ALL NOMINEES	( )	Michael H. Buck
		( )	S. Gregory Hays
☐	WITHHOLD AUTHORITY	( )	Michael M. Scott
	FOR ALL NOMINEES	( )	Guy A. Longobardo
		( )	Michael H. McClellan
☐	FOR ALL EXCEPT (see instructions below)
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee to whom you wish to withhold, as shown here: (X)
5.	With discretionary authority upon such other matters as may properly come before the Meeting			☐	☐	☐

THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF THE NOMINEES SET FORTH HEREIN, FOR THE SALE OF SUBSTANTIALLY ALL OF THE COMPANY'S ASSETS, FOR THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION AND FOR THE COMPANY'S DISSOLUTION, AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

MARK HERE IF YOU PLAN TO ATTEND THE MEETING ☐

MARK HERE FOR ADDRESS CHANGE AND NOTE CHANGE BELOW ☐

Signature of Stockholder	Date:

Signature of Stockholder	Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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ETS PAYPHONES, INC. NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD , 2006 TO THE OWNERS OF COMMON STOCK OF ETS PAYPHONES, INC.
SUMMARY TERM SHEET
ETS PAYPHONES, INC. 1490 WESTFORK DRIVE SUITE G LITHIA SPRINGS, GEORGIA 30122 (770) 819-1600
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD , 2006
VOTING SECURITIES
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS
PROPOSAL 1 APPROVAL OF SALE OF SUBSTANTIALLY ALL OF THE COMPANY'S ASSETS
PROPOSAL 2 DISSOLUTION OF THE COMPANY
PROPOSAL 3 AMENDMENT TO CERTIFICATE OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY
PROPOSAL 4 ELECTION OF DIRECTORS
DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES
  Appendix A
  Appendix B
  Appendix C
FORM OF AMENDMENT TO CERTIFICATE OF INCORPORATION OF ETS PAYPHONES, INC. CERTIFICATE OF AMENDMENT TO CERTIFICATE OF INCORPORATION OF ETS PAYPHONES, INC.